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                                                                       Exhibit I


                       NOTE, STOCK PURCHASE & WARRANT AGREEMENT



                                   ---------------


                             ELEPHANT & CASTLE GROUP INC.
                                    303 IBM TOWER
                               701 WEST GEORGIA STREET
                               VANCOUVER, B.C. V7Y 1E7
                                        CANADA




                                            November 30, 1995





GE Investment Private Placement
  Partners II, a Limited Partnership
c/o GE Investment Management Incorporated
General Electric Investment Corporation
3003 Summer Street
Stamford, Connecticut 06904


Gentlemen:

         The undersigned, ELEPHANT & CASTLE GROUP INC., a corporation incorporated in the Province of British Columbia, Canada (herein called the "Company"), hereby agrees with you as follows:


         1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its convertible subordinated debentures (the "Notes") in the aggregate principal amount of $9,000,000, to be dated the date of issue, to mature on the Maturity Date, to bear interest on the unpaid balance thereof from the date thereof until the entire principal thereof shall have become due and payable at the rates of (i) 4% per annum, payable quarterly in arrears on each of February 28, 1996, May 30, 1996, August 30, 1996 and November 30, 1996, (ii) 5% per
annum, payable quarterly in arrears on each of February 28, 1997, May 30, 1997, August 30, 1997 and November 30, 1997, (iii) 6% per annum, payable quarterly in arrears on each of

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February 28, 1998, May 30, 1998, August 30, 1998 and November 30, 1998, (iv) 7%
per annum, payable quarterly in arrears on each of February 28, 1999, May 30, 1999, August 30, 1999 and November 30, 1999 and (v) 8% per annum, payable quarterly in arrears on each of February 28, May 30, August 30 and November 30, beginning November 30, 1999, and to be substantially in the form of Exhibit A hereto attached; PROVIDED, HOWEVER, that to the extent permitted by applicable law interest shall be due and payable on any overdue installment of principal or interest at a rate equal to the Defined Rate per annum from the date such payment was due until paid, payable on demand. All interest on the Notes shall be computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as applicable. The term "NOTE" or "NOTES" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note, in any case which is at the time outstanding.

         2. PURCHASE PRICE. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company, the Notes, Common Stock and the Warrants, for a total purchase price of $10,000,000, allocated as follows:



         (a) $3,000,000 in total for all of: the Notes to be delivered at the First Closing, the Warrants and the Additional Consideration Shares, except those Additional Consideration Shares to be delivered at the Second Closing pursuant to paragraph 2B(b)(ii) hereof;

         (b)  $1,000,000 for the Purchased Shares;

         (c) $3,000,000 in total for both the Notes to be delivered at the Second Closing and the Additional Consideration Shares to be delivered at the Second Closing pursuant to paragraph 2B(b)(ii); and

         (d)  $3,000,000 for the Notes to be delivered at the Third Closing.

         2A. THE NOTES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company, $9,000,000 principal amount of Notes at 100% of such principal amount as follows:

         (a) At 11:00 a.m. New York time on November 30, 1995, or at such other time and on such other date as you and the Company may agree (the "First Closing Date"), the Company will deliver to you at the offices of Dewey

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    Ballantine, 1301 Avenue of the Americas, New York, New York 10019, or at
    such other location as you and the Company may agree (the "First Closing), one or more Notes, as you may request, registered in your name, evidencing $3,000,000 principal amount to be purchased by you, against payment of the purchase price thereof by wire transfer of immediately available funds to or upon the order of the Company.

         b) At 11:00 a.m. New York time on June 30, 1996, or at such other time and on such other date as you may agree (the "Second Closing Date") the Company will deliver to you, at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, or at such other location as you and the Company may agree (the "Second Closing"), one or more Notes, as you may request, registered in your name, evidencing $3,000,000 principal amount to be purchased by you, against payment of the purchase price thereof by wire transfer of immediately available funds to or upon the order of the Company.

         (c) At 11:00 a.m. New York time on August 15, 1997, or at such other time and on such other date as you may agree (the "Third Closing Date") (the First Closing Date, the Second Closing Date and the Third Closing Date also individually referred to herein as "each Closing Date") the Company will deliver to you, at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, or at such other location as you and the Company may agree (the "Third Closing") one or more Notes, as you may request, registered in your name, evidencing $3,000,000 principal amount to be purchased by you, against payment of the purchase price thereof by wire transfer of immediately available funds to or upon the order of the Company.

         2B. SHARES OF COMMON STOCK. The Company hereby agrees to deliver to you shares of Common Stock, subject to the terms and conditions set forth herein, as follows:

         (a) PURCHASE AND SALE OF STOCK. At the First Closing and subject to the terms and conditions of this Agreement, you agree to purchase from the Company and the Company agrees to issue, sell and deliver to you, 111,111 shares of Common Stock (the "Purchased Shares") for an aggregate purchase price of U.S. $1,000,000.

         (b) ADDITIONAL CONSIDERATION. As additional consideration in order to induce you to purchase the Notes, the Company will issue to you shares of Common Stock (the "Additional Consideration Shares") for an aggregate purchase price related to the declination of interest during the first four
    (4) years of this Agree-

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    ment.  For purposes of determining the aggregate purchase price of the
    Additional Consideration Shares only, the Additional Consideration Shares shall be valued at each issuance at two thirds of the lesser of (i) Market Price as of the date of this Agreement or (ii) Market Price at the date of such issuance, but in any event, not less than CAN $97,000. The Additional Consideration Shares will be issued and delivered as follows:

         (i) FIRST DELIVERY. On May 30, 1996, subject to the Note or any of the Notes then being outstanding, the Company agrees to issue and deliver to you at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, or at such other location as you and the Company may agree, subject to the terms and conditions of this Agreement, 55,555 shares of Common Stock.

         (ii) SECOND DELIVERY. At the Second Closing and subject to the terms and conditions of this Agreement, the Company agrees to issue and deliver to you 55,555 shares of Common Stock (adjusted in accordance with the antidilution provisions of paragraph 9 hereto as if such Common Stock had been issued on the date of the First Closing).

         (iii) ADDITIONAL DELIVERIES. The Company agrees to issue and deliver to you, subject to the Note or any of the Notes then being outstanding, 15,000 shares of Common Stock (adjusted in accordance with the antidilution provisions of paragraph 9 hereto as if such Common Stock had been issued on the date of the First Closing) on each of (i) six months after the First Closing Date, (ii) eighteen months after the First Closing Date, (iii) thirty months after the First Closing Date, and (iv) forty-two months after the First Closing Date.

         2C.     WARRANTS.  The Company hereby agrees to deliver to you, as additional consideration in order to induce you to purchase the Notes, Warrants (as defined below), subject to the terms and conditions set forth herein as follows:

         (a) AUTHORIZATION OF ISSUE OF WARRANTS. The Company will authorize the issue of Warrants (the "Warrants") exercisable for 300,000 shares of its Common Stock (to be adjusted for subdivisions and combinations); such Warrants having the powers, designations, preferences and relative rights and the qualifications, limitations and restrictions set forth in the form of Warrant attached as Exhibit B hereto.

         (b)     DELIVERY OF THE WARRANTS.   At the First Closing, the Company
agrees to issue and deliver to you

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Warrants, in the form of Exhibit B attached hereto, registered in your name;
which Warrants shall be exercisable at the times and subject to the conditions set forth in such Warrants.

         3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for such Notes on each Closing Date is subject to the satisfaction, on or before each Closing Date, of the following conditions:

         3A.     OPINION OF COMPANY'S COUNSEL.  On each Closing Date you shall have received (x) from Harper Grey Easton, who are acting as Canadian counsel to the Company in connection with this transaction, a favorable opinion as to Canadian law matters and (y) from D. David Cohen, Esq., who is acting as United States counsel to the Company in connection with this transaction, a favorable opinion as to United States law matters; each such opinion dated the First Closing Date, the Second Closing Date or the Third Closing Date, as applicable, satisfactory to you and substantially in the form set forth in Exhibit 3B hereto.

         3B.     REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  The
representations and warranties contained in paragraph 7 hereof shall be true on and as of each Closing Date with the same effect as though made on and as of each Closing Date, except to the extent of changes caused by the transactions herein contemplated and as to certain dates; there shall exist on each Closing Date after giving effect to the transactions described herein no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the First Closing Date, the Second Closing Date or the Third Closing Date, as applicable, to both such effects.

         3C.     PURCHASE PERMITTED BY APPLICABLE LAWS.  The purchase of and payment for the Notes to be purchased by you and the issuance by the Company of the Notes, Shares and Warrants, on each Closing Date on the terms and conditions herein provided (including the use of the proceeds of the Notes by the Company) shall not violate any applicable law or governmental regulation (including without limitation Regulations G, T and X of the Board of Governors of the Federal Reserve System, the Securities Act (British Columbia) and the Company Act (British Columbia)) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation relating to the extension of credit, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

         3D.     COMPLIANCE WITH OUTSTANDING DEBT ISSUES.  On or prior to each
Closing Date, the Company shall have delivered to you such evidence as you or your special counsel may reasonably request showing that, in the case of the First

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Closing, the execution, delivery and performance by the Company of this
Agreement, the Notes, the Purchased Shares, the Additional Consideration Shares and the Warrants, in the case of the Second Closing and Third Closing, the Notes, will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or otherwise violate, any instrument evidencing any indebtedness of the Company or any of its Subsidiaries or any agreement relating thereto.

         3E.     PROCEEDINGS.  On or prior to each Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

         3F.     FURTHER CONDITIONS OF FIRST CLOSING.  On the First Closing
Date, the Company shall have delivered the Notes pursuant to paragraph 2A(a) hereof, the Purchased Shares pursuant to paragraph 2B(c) hereof, and the Warrants pursuant to paragraph 2C hereof.

         3G.     FURTHER CONDITIONS OF SECOND CLOSING.    The Company shall
have delivered the shares of Common Stock on the date and in the amount set forth in paragraph 2B(b)(i) hereof.

         (b) On the Second Closing Date, the Company shall have delivered the Notes pursuant to paragraph 2A(b) hereof and the shares of Common Stock pursuant to paragraph 2B(b)(ii) hereof.

         (c) On or prior to the Second Closing Date, the Company shall have identified, to your satisfaction and subject to your sole and absolute discretion, a sufficient number of hotel locations and other locations suitable to operating an Elephant & Castle Restaurant & Pub or, with your prior consent, other branded concept restaurant owned by the Company (the "New Locations").

         (d) On or prior to the Second Closing Date, the Company's capital requirements for the New Locations using a combination of available cash and projected cash flow from operations over 12 subsequent months would not, to your satisfaction and in your sole and absolute judgment, be met.

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         3H.     FURTHER CONDITIONS OF THIRD CLOSING.  On the Third Closing
Date, the Company shall have delivered the Notes pursuant to paragraph 2A(c) hereof.

         (b) On or prior to the Third Closing Date, the Company shall have delivered to you such evidence as you may request demonstrating that the Company has attained at least CAN $4,000,000 in Earnings Before Depreciation, Interest and Taxes for the twelve-month period ending June 30, 1997, and that the Company is not in violation of paragraph 5U hereof.

         (c) On or prior to the Third Closing Date, the Company shall have identified, to your satisfaction and subject to your sole and absolute discretion, a sufficient number of New Locations.

         (d) On or prior to the Third Closing Date, the Company's capital requirements for the New Locations using a combination of available cash and projected cash flow from operations over 12 subsequent months would not, to your satisfaction and in your sole and absolute judgment, be met.

         4. PREPAYMENTS. The Notes shall be subject to optional and mandatory prepayments or repurchase as specified in paragraphs 4A, 4B and 4C hereof.

         4A.     OPTIONAL PREPAYMENT IN WHOLE OR IN PART WITH PREMIUM.  Any
Note to be issued hereunder shall be subject to prepayment in whole, or from time to time in part, in increments of $500,000 principal amount of such Notes then outstanding, at the option of the Company, on any interest payment date following the third annual anniversary of the Closing Date with respect to the issuance of such Note; PROVIDED, HOWEVER, that any such prepayment option may be exercised by the Company only if on the date notice of prepayment is given, and for the forty-five (45) consecutive trading days prior to notice of prepayment being given to the holders of the Notes, the Company's Common Stock's publicly quoted price is equal to, or greater than, 150% of the Conversion Price then in effect. The prepayment price for any Note being prepaid under this paragraph 4A shall be: (i) 100% of the principal amount thereof; PLUS (ii) interest accrued to the prepayment date; PLUS (iii) a premium equal to 6% percent of the original principal amount of the Note; PLUS (iv) any Additional Consideration Shares not theretofore delivered when due. Any such premium, however, shall decrease by 1.5% per year following the issuance of any Note until the seventh anniversary of the respective Closing Date, after which such Note may be redeemed at par.

         4B.     MANDATORY PREPAYMENT.  Commencing November 30, 2001 and semi-
annually thereafter on each May 30 and November 30, to and including November 30, 2005, the Company will

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prepay any Note then outstanding at a prepayment price equal, on each such payment date described in this paragraph 4B, to one-eighth (1/8) of the principal amount thereof, together with interest accrued thereon to the date of prepayment.

         4C.     MANDATORY PURCHASE AT HOLDERS' OPTION UPON CERTAIN EVENTS.
The Notes shall be subject to prepayment, at any time in whole or in part, by the Company and the Company shall immediately prepay such Notes, in whole or in part, at the option of the holder, upon the occurrence of a Change in Control Event and thereafter for a period ending 90 days subsequent to receipt by the holders of Notes of notice from the Company to the effect that a Change in Control Event has occurred upon at least ten days written notice to the Company by such holder specifying (i) the principal amount of Notes to be prepaid, (ii) the prepayment date and (iii) the prepayment price for such Notes, which shall be (A) the principal amount of any such Notes, (B) a premium equal to that amount which is sufficient to provide a return equal to the Defined Rate per annum on such principal amount of Notes, taking into account any interest or dividends paid on such Notes to and including the date of prepayment, compounded quarterly, from the date of issuance of such Notes to the date of such prepayment and (C) interest and dividends, if any, accrued thereon to the date of payment.

         4D.     NOTICE OF PREPAYMENT.  The Company shall give each holder of
Notes written notice of each prepayment pursuant to paragraph 4A hereof not less than 45 days or pursuant to paragraph 4B hereof not less than 10 days prior to any prepayment date, specifying such prepayment date, the principal amount of the Notes (and, if not all Notes are then held by you, of the Notes held by each holder) to be prepaid on such date, the paragraph pursuant to which such prepayment is to be made and the date the right to convert such Notes or portions thereof to be prepaid shall terminate pursuant to paragraph 9 hereof. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the date of prepayment and the premium, if any, herein provided, shall become due and payable on the prepayment date specified, except to the extent that any Note which (or a portion of which) is to be so prepaid shall have been surrendered to the Company for conversion prior to such prepayment date in accordance with paragraph 9 hereof.

         4E.     PARTIAL PREPAYMENTS.  Upon prepayment of less than all of the
Notes pursuant to paragraphs 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the outstanding principal amounts thereof. Upon any partial prepayment of any Note, such Note shall, at the option of the holder thereof, be either (a) surrendered to the Company in exchange for a new

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Note in a principal amount equal to the principal amount remaining unpaid on the
Note surrendered, and otherwise having the same terms and provisions as the Note surrendered, or (b) made available to the Company at the principal office of the original holder of such Note for notation thereon of the portion of the principal so prepaid, except that, so long as you shall hold any Note, the Company agrees that you may make notation of any portion of the principal so prepaid on such Note on your records.

         4F.     PURCHASE OF NOTES.  The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, purchase or otherwise acquire any Note except (a) by making a payment or prepayment in accordance with the provisions of the Notes and of this Agreement, (b) by purchasing any Note as required by paragraph 4C hereof or (c) by accepting any Note surrendered for conversion in accordance with paragraph 9 hereof. Any Note acquired by the Company or any Subsidiary shall be canceled and shall not thereafter be deemed outstanding for any purpose hereunder.

         5.      CERTAIN COVENANTS.

         5A.     FINANCIAL STATEMENTS AND OTHER REPORTS.  So long as any Notes and Warrants shall remain outstanding, the Company will deliver to you, in duplicate:

         (a) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company,
    (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries (included in the Company's Quarterly Report on Form 10-Q filed by the Company with the Commission for the relevant fiscal quarter), and the related consolidated statements of income and changes in financial position for such quarter and for the portion of the fiscal year ended at the end of such quarter, and (ii) the Quarterly Report to Shareholders for such quarter or another report containing summarized information for such quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year;

         (b) At any time when the Company does not file a Quarterly Report on Form 10-Q with the Commission, as soon as available, and in any event within 45 days after the end of each of the first three quarters in each fiscal year of the Company, unaudited consolidated statements of income, shareholders' equity and cash flows of the Company and its consolidated Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly

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    period, and an unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarterly period, in each case setting forth in comparative form consolidated figures for the corresponding periods in the preceding fiscal year, all in reasonable detail, prepared by the Company in accordance with generally accepted accounting principles consistently followed throughout the periods involved, subject to normal year-end adjustments, and certified by the principal financial officer of the Company and accompanied by a written discussion of operations in summary form with respect to such quarterly period;

         (c) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated Subsidiaries (included in the Company's Annual Report to Shareholders and Annual Report on Form 10-K filed by the Company with the Commission for the relevant fiscal year), and the related consolidated statements of income, changes in stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all reported on without material exception or qualification, by Pannell Kerr Forster or other independent public accountants of nationally recognized standing;

         (d) At any time when the Company does not file an Annual Report on Form 10-K with the Commission, as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for such year, and a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved, and certified by Pannell Kerr Forster or other independent public accountants of recognized national standing, whose certificate shall be satisfactory in scope and substance to you and who shall have authorized the Company to deliver such financial statements and certification thereof to you, and accompanied by a written discussion of operations in summary form with respect to such fiscal year;

         (e) Promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company shall send to its stockholders and of all registration statements and regular or

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    periodic reports, including without limitation Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and any current Reports on Form 8-K, in definitive form which it files or which it is or may be required to file with the Commission; and

         (f) With reasonable promptness, to you, such other financial data you may reasonably request; PROVIDED, HOWEVER, that (i) neither the Company nor any Subsidiary shall be required to disclose any such information if such disclosure is prohibited by law, and (ii) any information provided pursuant to this paragraph 5A(f) which is designated in writing as proprietary or confidential at the time of receipt thereof, if such information is not otherwise in the public domain, shall not be disclosed by you to any other Person except (1) to its independent accountants and legal counsel, (2) pursuant to statutory and regulatory requirements, (3) pursuant to any mandatory court order, subpoena or other legal process, (4) to any other holder, or (5) in connection with the exercise of any remedy under this Agreement.

         You are hereby authorized to deliver a copy of any financial statement delivered to any holder pursuant to subparagraphs (a) through (e) of this paragraph 5A to any regulatory body having jurisdiction over any holder which requests such information. Any holder is further authorized, from and after the date hereof, to request information from and to have access to, the Company's independent public accountants, and the Company will direct such accountants to make available to any holder such information as any holder may reasonably request.

         5B.     CERTAIN ADDITIONAL INFORMATION.  So long as you shall hold any
Note, the Company will deliver to you, in duplicate:

         Together with each delivery of financial statements required by Paragraphs 5A(a), (b), (c) and (d), as applicable above, the Company will deliver to you an Officer's Certificate stating that during the period covered by the most recent statement of income delivered to you no Event of Default or Default has occurred, or, if such has occurred, specifying the nature and status thereof, the period of existence thereof and what action the Company has taken or proposes to take with respect thereto. The financial statements required to be delivered by clause 5A(d) above shall also be accompanied by a written statement of the independent public accountants who certify such financial statements to the effect that, in the course of the examination upon which their certification was based, they have obtained no knowledge of any Event of Default or Default insofar as any such Event of Default or Default relates to any financial matters, or, if they have obtained

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knowledge of any such failure, specifying the nature and period of existence thereof.

         Forthwith upon the Chairman of the Board or any officer of the Company obtaining knowledge of an Event of Default or Default, the Company will deliver to you an Officer's Certificate specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto.

         5C.     RESTRICTED PAYMENTS.  So long as any Note shall remain
outstanding, the Company will not, and will not permit any Subsidiary to,
(a) declare or pay any dividends on, or make any other distribution or payment on account of, or redeem, retire, purchase or otherwise acquire, directly or indirectly (except through payment of the Notes), any shares of any class of stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, property or in obligations of the Company, except for distribution of shares of the same class or of a different class of stock PRO RATA to all holders of shares of a class of stock under circumstances giving you rights pursuant to paragraph 9 hereof, or (b) make any payments of principal of, or retire, redeem, purchase or otherwise acquire, any indebtedness other than Senior Indebtedness or the Notes (such declarations, payments, purchases, redemptions, retirements, acquisitions or distributions being herein called "Restricted Payments").

         5D.     BOARD NOMINEE.  So long as GE Investment Private Placement
Partners II, a Limited Partnership (the "GE Partnership") shall be the beneficial owner of any Note, Warrant, Purchased Shares, Additional Consideration Shares or any Common Stock issued upon the conversion of the Notes or the exercise of the Warrants, the Company (a) will nominate and recommend as candidates for election to the Board of Directors of the Company up to two (2) Persons who are reasonably acceptable to the then current Board of Directors of the Company and who are designated by the general partner of the GE Partnership and (b) will not increase the size of the Board of Directors of the Company without the consent of the general partner of the GE Partnership. If at any time any such designated Person(s) is not a member of the Board of Directors of the Company, (i) the Company will notify such designated Person(s), concurrently with notice given to members of the Board of Directors of the Company, of all meetings of the Board of Directors, and, as soon as available, will provide to such designated Person(s) all reports, financial statements or other information distributed to the Board or Directors of the Company, (ii) the Company will permit such designated Person(s) to attend all such meetings of the Board of Directors as an observer and to participate as an elected member with all rights of an elected member, voting

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excepted and (iii) the Company will permit the general partner of the GE
Partnership, or any Person(s) designated by such general partner in writing to be a Person(s) acting on its behalf, at the Company's expense, to visit and inspect any of the properties of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers and the auditors of the Company, all at such reasonable times during business hours and as often as such general partner may reasonably request. If at any time the GE Partnership is no longer the beneficial owner of any Note, Warrant, Purchased Shares, Additional Consideration Shares or Common Stock issued upon the conversion or exercise, as applicable, thereof, the Company will, upon the expiration of the term of the Directors designated by the GE Partnership, so nominate and recommend two (2) Persons who are reasonably acceptable to the then current Board of Directors who are designated by the holders representing 50% or more of the Notes and the Warrants held by the holders.

         5E.     RATIO OF EARNINGS BEFORE DEPRECIATION, INTEREST AND TAXES TO
INTEREST PAYABLE. So long as any Note shall remain outstanding, the Company will not permit, as at the end of the most recent fiscal quarter of the Company, the ratio of (i) Earnings Before Depreciation, Interest and Taxes (calculated in U.S. dollars) to (ii) interest due and payable on all Indebtedness (calculated in U.S. dollars), in each case for the immediately preceding twelve-month period or longer period, as the case may be, to be less than the following: 3.0 to 1.0 from the date hereof to and including December 31, 1996; 4.0 to 1.0 from and after January 1, 1997 to and including December 31, 1997; 5.0 to 1.0 from and after January 1, 1998 to and including December 31, 1998; 5.5 to 1.0 from and after January 1, 1999 to and including December 31, 1999; 6.0 to 1.0 from and after January 1, 2000 and thereafter.

         5F.     RATIO OF EARNINGS BEFORE DEPRECIATION, INTEREST AND TAXES LESS
CAPITAL EXPENDITURES TO INTEREST PAYABLE. So long as any Note shall remain outstanding, the Company will not permit, as at the end of the most recent fiscal quarter of the Company, the ratio of (i)(a) Earnings Before Depreciation, Interest and Taxes (calculated in U.S. dollars), less (b) all capital expenditures of the Company and its consolidated Subsidiaries (calculated in U.S. dollars), to (ii) interest due and payable on all Indebtedness (calculated in U.S. dollars), in each case for the immediately preceding twelve-month period, to be less than the following: 1.0 to 1.0 from and after January 1, 1998 to and including December 31, 1998; 1.5 to 1.0 from January 1, 1999 to and including December 31, 1999; 3.0 to 1.0 from January 1, 2000 and thereafter (it being understood that the Company shall have no obligation under this paragraph 5F prior to January 1, 1998).

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         5G.     RATIO OF INDEBTEDNESS TO STOCKHOLDERS' EQUITY.  So long as any
Note shall remain outstanding, the Company will not, and will not permit any Subsidiary to, cause the ratio of Indebtedness to Stockholders' Equity to be greater than 1.0 to 1.75.

         5H.     SALE OF ASSETS.  So long as any Note shall remain outstanding, except as permitted by paragraph 5G hereof, the Company will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any of its fixed assets, whether now owned or hereafter acquired, or any of its other property, other than in the ordinary course of its business; PROVIDED, HOWEVER, that the Company and its Subsidiaries may sell or otherwise dispose of such assets in one or more transactions if the value of all such assets sold or otherwise disposed of by the Company and its Subsidiaries during any twenty-four month period shall not exceed 20% of the value of Consolidated Net Tangible Assets as of the end of the quarterly fiscal period immediately preceding the date of any such initial sale or other disposition.

         5I.     MERGER, CONSOLIDATION, SALE, LEASE, TRANSFER OR OTHER
DISPOSITION OF ASSETS. So long as any Note shall remain outstanding, the Company will not:

         (a) other than with respect to such restaurants which are either Subsidiaries or assets of the Company or a Subsidiary set forth on Exhibit 5I(a), permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another Person other than in the ordinary course of business, or make any material change in the methods by which it conducts its business, or to consolidate with or merge with or into any other corporation, or to permit another corporation to merge with or into it, except that any Subsidiary may sell, lease, transfer or otherwise dispose of all or any part of its assets to the Company or any wholly-owned Subsidiary or consolidate with or merge with or into any wholly-owned Subsidiary or, subject to the provisions of paragraph 5G(b) hereof, with or into the Company; or

         (b) sell, lease, transfer or otherwise dispose of all or substantially all of its assets or consolidate with or merge with or into any Person or permit any Person to merge with or into it, except that the Company may sell all or substantially all of its assets to, or consolidate with or merge with or into, any other corporation, or permit another corporation to merge with or into it, PROVIDED THAT:

         (i) such successor or purchasing corporation (if such corporation shall not be the Company) shall be a

                                 PAGE 33 OF 100 PAGES
    corporation incorporated within Canada or the United States of America;

                 (ii) the obligations of the Company under this Agreement or the Notes shall be expressly and effectively assumed by such successor or purchasing corporation (if such corporation shall not be the Company);

                 (iii) such successor or purchasing corporation shall not make any material change in the methods by which the Company conducts its business; and

                 (iv) after giving effect to such sale, consolidation or merger, there shall exist no Default or Event of Default hereunder.

                 (v) after giving effect to such sale, consolidation or merger, the Net Worth of such successor or purchasing corporation shall be equal to or greater than the Net Worth of the Company prior to such sale, consolidation or merger.

         5J.     RESTRICTED INVESTMENTS.  So long as any Note shall remain
outstanding, the Company will not, and will not permit any Subsidiary to, make or authorize any Restricted Investment. For the purposes of this paragraph the term "Restricted Investment" shall mean (x) any investment, made in cash or otherwise, by the Company or any Subsidiary (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or security, by a loan, advance or capital contribution, or otherwise, or (ii) in any property, (y) any loan for a purpose other than as described in clause (x) of this paragraph or
(z) any advance, except the following:

         (a) investments in and advances to wholly-owned Subsidiaries or companies which simultaneously become wholly-owned Subsidiaries;

         (b) investments in property to be used in the business of the Company or any wholly-owned Subsidiary;

         (c) investments in direct obligations of, or obligations the principal and interest of which are guaranteed by, the United States of America or any agency thereof maturing in three years or less from the date of acquisition;

         (d) investments in certificates of deposit or banker's acceptances issued by any commercial bank located in the United States, Canada, Western Europe or Japan which is owned by a bank holding company the

                                 PAGE 34 OF 100 PAGES


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    commercial paper of which is rated A2 or P2, respectively, by Standard &
    Poors Corporation or Moody's Investors Service, or higher, and which has capital, surplus and undivided profits aggregating at least $100,000,000;

         (e) investments in commercial paper maturing within 270 days or less from the date of acquisition rated in one of the two highest grades by Standard & Poor's Corporation or Moody's Investors Service or by another rating agency of nationally recognized standing;

         (f)     investments in money market funds;

         (g) investments held by the Company or any Subsidiary on the date hereof; or

         (h) investments, loans and advances made in the ordinary course of business not in excess at any one time of 1% of total assets of the Company and its Subsidiaries on a consolidated basis.

         5K.     NOTICE.  So long as any Note shall remain outstanding, the
Company will notify each holder of a Note or Notes (a) forthwith upon the Chairman of the Board or any officer of the Company obtaining knowledge of any Default or Event of Default hereunder, (b) immediately upon receipt by the Company of any notice of, or knowledge by the Chairman of the Board or any officer of the Company of, any event of default under any Current Indebtedness or Funded Indebtedness, (c) immediately upon the public announcement of any transaction, including without limitation any merger, combination or consolidation, in which the Company will not be the surviving corporation, or a sale of all or substantially all of the Company's assets and (d) of the Chairman of the Board or any officer of the Company obtaining knowledge of, and upon the occurrence of, any Change of Control Event.

         5L.     INSPECTION OF PROPERTY.  So long as any Note shall remain
outstanding, the Company will permit any Person designated in writing by the holders of a majority in aggregate principal amount of Notes outstanding to be a Person acting on their behalf to visit and inspect any of the properties of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and such Subsidiaries, all at such reasonable times and as often as such holders may reasonably request.

         5M.     CORPORATE EXISTENCE, LICENSES AND PERMITS; MAINTENANCE OF
PROPERTIES. So long as any Note shall remain outstanding, the Company will at all times do or cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of

                                 PAGE 35 OF 100 PAGES
province of British Columbia, Canada, preserve and keep in force and effect, and cause each of its Subsidiaries to preserve and keep in force and effect, all licenses and permits necessary and material to the conduct of the business of the Company and its consolidated Subsidiaries, taken as a whole, and to maintain and keep, and cause each of its Subsidiaries to maintain and keep, its and their respective properties in good repair, working order and condition (except for normal wear and tear), and from time to time to make all needful and proper repairs, renewals and replacements, including without limitation all trade name and trademark registration renewals, so that any business material to the Company carried on in connection therewith may be properly and advantageously conducted at all times.

         5N.     TAXES.  So long as any Note shall remain outstanding, the
Company will duly pay and discharge, and cause each of its Subsidiaries duly to pay and discharge, all taxes, assessments and governmental charges upon or against the Company or its Subsidiaries or their respective properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company and its Subsidiaries shall have set aside on their books adequate reserves with respect thereto.

         5O.     INSURANCE.  So long as any Note shall remain outstanding, the
Company will apply for and continue in force, or cause to be applied for and continued in force, adequate insurance covering the respective risks of the Company and its Subsidiaries of such types and in such amounts and with such deductibles as are customary for other corporations engaged in similar lines of business and with good and responsible insurance companies.

         5P.     BOOKS AND ACCOUNTS.  So long as any Note shall remain
outstanding, the Company will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true and correct entries shall be made of its transactions and set aside on its books from its earnings for each fiscal year all such proper reserves as in each case shall be required in accordance with generally accepted accounting principles.

         5Q.     NOTICE OF EVENTS INVOLVING SECURITIES.  The Company will give each holder of a Note or Notes, each holder of any Warrants and each holder of any Common Stock issued upon conversion of any Note or Notes or exercise of any Warrant or Warrants which had been held by such holder at the time of conversion thereof, unless the Company shall have previously given such holder notice of such filing pursuant to another provision of this Agreement, (a) within ten days

                                 PAGE 36 OF 100 PAGES
thereafter, notice of the filing by the Company with the Commission or with any national securities exchange either an application to register any securities of the Company pursuant to Section 12 of the Exchange Act, or a registration statement under Section 5 of the Securities Act, relating to any securities of the Company, (b) as promptly as practicable after any acquisition by it or by any Subsidiary of any of the Company's equity securities in excess in one transaction of 1% of the number of such securities then outstanding and, in any event, in connection with the materials delivered pursuant to paragraph 5A(b) hereof, as at the close of each fiscal year, notice of all acquisitions by it or by any Subsidiary of any of the Company's equity securities, specifying the class and number of such equity securities so acquired, and (c) promptly upon notice thereof, notice of the filing of any Schedule 13D or 13G with respect to securities of the Company pursuant to the Exchange Act (with copies of any such Schedule to accompany or follow such notice as soon as practicable).

         The Company agrees to use its best efforts to give each holder notice immediately upon the occurrence of any event that would cause such holder, assuming such holder holds the number of shares of Common Stock issuable upon conversion of all the Notes then held by such holder, to be required to file any Schedule or Form with respect to securities of the Company pursuant to the Exchange Act.

         5R.     NO "PROHIBITED TRANSACTIONS" AND EMPLOYEE BENEFITS.  Neither
the Company nor any Subsidiary nor any ERISA Affiliate will establish, maintain, contribute to, or incur an obligation to contribute to any plan (including a Multiemployer Plan) subject to Title IV of ERISA or Section 412 of Internal Revenue Code of 1986, as amended. Neither the Company nor any Subsidiary shall incur any liability with respect to retiree medical or death benefits. All employee benefit plans and arrangements (regardless of whether such plan or arrangements are covered by ERISA) maintained by or contributed to by the Company, any Subsidiary or any ERISA Affiliate shall be maintained in compliance with all applicable law, including any reporting requirements. With respect to any plan maintained by or contributed by the Company or any Subsidiary, neither the Company or any Subsidiary will fail to make any contribution due under the terms of such plan or required by law. Neither the Company nor any Subsidiary, nor any other person including any fiduciary will engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, which could subject the Company, any Subsidiary or any entity that the Company or any Subsidiary has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Internal Revenue Code of 1986, as amended, or Section 502 of ERISA. So long as any Note shall remain outstanding, the Company will not, and will not permit any Subsidiary to, enter into any

                                 PAGE 37 OF 100 PAGES
transaction or take any action which will result in any transaction contemplated by the Agreement becoming a transaction prohibited by Section 406 of ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended.

         5S.     RESTRICTED LIENS.  So long as any Note shall remain
outstanding, the Company will not, and will not permit any Subsidiary to, create or permit to exist any mortgage, pledge, title retention lien, or other Lien, encumbrance or security interest with respect to any assets now or hereafter acquired, except (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) Liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and (iii) those granted by any Subsidiary to secure indebtedness of such Subsidiary to the Company or to any other Subsidiary.

         5T.     COMPLIANCE WITH ENVIRONMENTAL LAWS.  So long as any Note shall remain outstanding, the Company will not, and will not permit any Subsidiary to, except in compliance with applicable Environmental Laws, or in the event of any noncompliance with applicable Environmental Laws, only to the extent which such noncompliance would not have a material adverse effect on the business, operations or financial condition of the Company, individually, or of the Company and its Subsidiaries, taken as a whole, (a) use any of the property of the Company or any Subsidiary or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the property any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the property, (d) conduct any activity on the property or use any property in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the property or (e) otherwise conduct any activity on the property or use any property in any manner that would violate any Environmental Law or bring such property in violation of any Environmental Law.

         5U.     EARNINGS.  The Company will attain a minimum of CAN
$21,000,000 in Earnings Before Depreciation, Interest and Taxes for the period from January 1, 1996 through and including December 31, 1999.

         5V.     TRANSACTIONS WITH AFFILIATES OR OFFICERS.  So long as any Note shall remain outstanding, the Company will not, and will not permit any Subsidiary to, (a) enter into any


                                 PAGE 38 OF 100 PAGES
transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate (other than the Company or a Subsidiary of the Company), or any officer or director thereof, or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate (other than the Company or a Subsidiary of the Company), or any officer or director thereof, except any transaction or contract which is in the ordinary course of the Company's business and which is upon fair and reasonable terms no less favorable to the Company than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, (b) make any advance or loan to any Affiliate (other than the Company or Subsidiary of the Company), or any director or officer thereof or of the Company or to any trust of which any of the foregoing is a beneficiary, (c) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate (other than the Company or a Subsidiary of the Company) or any officer or director thereof or (d) except as set forth in Exhibit 7S1, issue any of its capital stock of any class or issue or grant, or agree to issue or grant, any options, warrants, or similar rights to acquire or receive any of the authorized but unissued shares of capital stock of any class or any securities convertible into shares of its Capital Stock of any class; PROVIDED that nothing contained in this paragraph 5V shall be deemed to prohibit (i) the Company or any of its Subsidiaries from providing reasonable compensation and related fringe benefits (except as set forth in paragraph 5R) and indemnification rights to any of its respective officers, directors, consultants and employees; or (ii) the payment of reasonable fees and reasonable out-of-pocket expenses to counsel and directors who are not employees of the Company or any of its Subsidiaries.

         5W.     NO REFINANCINGS FROM PROCEEDS OF NOTES.  Except as disclosed on Exhibit 5W, the proceeds of the sale of the Notes to you will be used for working capital, capital expenditures and other general corporate purposes and will not be used directly or indirectly to pay, repay or refinance any Senior Indebtedness.

         5X.     NO DEDUCTIONS OR WITHHOLDINGS.  All sums payable by the
Company to you hereunder whether of principal or interest or otherwise shall be paid in full without any deduction on account of any present or future income or other taxes, levies, imposts, duties, charges or withholdings of any nature. In the event of the Company being compelled by law to make any such deduction or withholding from any payment to you, the Company will pay to you by way of additional interest such additional amounts as may be necessary to ensure that the aggregate of the net amounts received by you after such deduction shall equal the amount which would have been receivable in the absence of any such deduction.

                                 PAGE 39 OF 100 PAGES


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         5Y.     SALE OF STOCK OF SUBSIDIARIES.  The Company will not sell, transfer, pledge, assign, convey or otherwise dispose of, and will not permit any Subsidiary to issue, any capital stock, option, warrant, or any security convertible into capital stock of any of its Subsidiaries in any of its Subsidiaries, except as permitted by paragraph 5I hereof.

         5Z.     PLEDGE OF STOCK BY PRINCIPALS.  (a)  So long as any Note shall remain outstanding, the Company will ensure that no Principal will, and each Principal hereby agrees not to, sell, pledge, assign, transfer, convey or otherwise dispose of any shares of capital stock of the Company owned by such Principal, PROVIDED, HOWEVER, that for each calendar year beginning on January 1, 1996, each Principal may sell or otherwise dispose of such number of shares of Common Stock held by such Principal (the "Annual Share Allowance") up to a maximum in each calendar year equal to the sum of (x) twenty percent (20%) of the total number of shares of Common Stock owned by such Principal on the First Closing Date and (y) fifty percent (50%) of any unused Annual Share Allowance with respect to each previous calendar year, except that, notwithstanding the foregoing, until the fifth anniversary of the First Closing Date, the total number of such shares of Common Stock sold or disposed of by any Principal shall not exceed seventy-five percent (75%) of the total number of shares of Common Stock owned by such Principal as of the First Closing Date, and PROVIDED, HOWEVER, FURTHER, that nothing contained in this paragraph 5Z shall prohibit any transfer or disposition upon death (whether by will or pursuant to laws of descent and distribution) or during life for bona fide estate planning purposes by any Principal to the ancestors or descendants of such Principal or to such Principal's spouse or to a trust for the benefit of such Principal or any such ancestors, descendants or spouse.

         (b) At the First Closing, the Company will cause all stock certificates outstanding that have been issued to the Principals to be replaced with new certificates which shall bear a legend in substantially the following form:

    The transfer of the securities represented by this certificate is subject to the restrictions set forth in paragraph 5Z of that certain Note, Stock Purchase and Warrant Agreement, dated November 30, 1995 between Elephant & Castle Group Inc. and GE Investment Private Placement Partners II, a Limited Partnership, copies of which are available for inspection at the offices of Elephant & Castle Group Inc., and all securities may be transferred only in compliance with the terms and conditions of said paragraph 5Z of said Note, Stock Purchase and Warrant Agreement.

                                 PAGE 40 OF 100 PAGES


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    6.   EVENTS OF DEFAULT AND REMEDIES.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be affected by operation of law or otherwise):

         (i) the Company shall default in the payment of any principal of any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

         (ii) the Company shall default in the payment of any interest or premium on any Note and such default shall have continued for five consecutive days; or

         (iii) the Company shall default in the making of any required purchase of any Note as provided in paragraph 4C hereof;

         (iv) the Company or any Subsidiary shall default in any payment of principal of or interest on any other obligation for borrowed money (or any obligation or obligations under a conditional sale or other title retention agreement or any obligation or obligations issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto or shall default in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other default under any such agreement shall occur and be continuing) if the effect of such default is to cause, or permit the holder or holders of such obligation or obligations (or a trustee on behalf of such holder or holders) to cause, such obligation or obligations to become due prior to its or their stated maturity and such default continues for more than ten (10) business days; or


         (v) a final judgment, decree or order for the payment of money in excess of $50,000 shall be rendered against the Company or any Subsidiary, and the same shall not be discharged or execution thereon stayed pending appeal within 60 days after entry thereof, or, in the event of such a stay, such judgment shall not be discharged, or again stayed pending further appeal, within 60 days after such stay shall expire; or

         (vi) any representation or warranty made by the Company herein or in any writing furnished in connection with the issuance and sale of the Notes and

                                 PAGE 41 OF 100 PAGES
    the purchase thereof by you shall be false in any material respect on the date as of which made; or

         (vii) the Company shall default in the performance or observance of any agreement, covenant, term or condition contained in (x) paragraphs 5B, 5F, 5G or 5H hereof, and (y) paragraphs 2A(b), 2A(c) and 2B(b) if such default shall not have been remedied within 5 days of the date on which such obligation is due of the Company without regard to any notice from any holder of Notes; or

         (viii) the Company shall default in the performance or observance of any other agreement, covenant, term or condition contained herein (other than as provided in clause (i), (ii), (iii) or (vii) of this paragraph 6, for which the respective grace period, if any, described in such clause shall apply), including without limitation the furnishing in writing of any representation or warranty required to be furnished after each Closing Date pursuant to this Agreement, and such default shall not have been remedied within 30 days after written notice thereof shall have been received by the Company from any holder of Notes; or

         (ix) if the Company or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under the Federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken by it for the purpose of effecting any of the foregoing; or

         (x) if without the application, approval or consent of the Company or any Subsidiary, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Company or any Subsidiary an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or other

                                 PAGE 42 OF 100 PAGES


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    like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Company or such Subsidiary in good faith, the same shall (a) result in the entry of an order for relief or any such adjudication or appointment or (b) continue undismissed, or pending and unstayed, for any period of thirty (30) consecutive days;

then, upon the happening of any event described in clauses (ix) and (x) in this paragraph 6 (with respect to the Company), the Notes shall be and become immediately due and payable without any notice of any kind at the principal amount thereof together with accrued interest thereon, or, during the continuance of any event referred to in this paragraph 6 other than such clauses
(ix) and (x) (with respect to the Company), any holder or holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, at their option and in addition to any right, power or remedy permitted by law or equity or herein granted, by notice in writing to the Company, declare all of the Notes to be, and such Notes shall thereupon be and become, forthwith due and payable at the principal amount thereof, together with interest accrued thereon and a premium equal to that amount which is sufficient to provide a return equal to the Defined Rate, per annum on the principal amount thereof, taking into account any interest on such Notes paid to and including the date of final payment thereof, compounded quarterly, from the date of issuance to the date of such payment.

         The above provision with respect to any acceleration of the Notes is subject to the condition that if for any reason after the principal of the Notes shall have so become due and payable, the Company shall demonstrate to the satisfaction of the holders in their sole judgment that it is able to pay all matured installments of interest upon the Notes and to make any required payments which shall have become due other than by reason of such acceleration (with interest upon such payments and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest) and all defaults under this Agreement, other than nonpayment of the principal of or interest on the Notes which have become due by such acceleration, shall have been remedied or waived by holders representing at least the percentage in aggregate principal amount of Notes requesting such acceleration, then and in such instance such default may be waived and its consequences rescinded and annulled by the holders representing at least the percentage in aggregate principal amount of Notes requesting such acceleration by written notice to the Company, which waiver shall be binding upon all holders. It is expressly understood and agreed that the decision so to waive any default and so to rescind and annul any consequences is within the sole judgment and control of

                                 PAGE 43 OF 100 PAGES


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the holders of the Notes, and such holders shall be under no obligation so to
do.

         7. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

         7A.     ORGANIZATION, STANDING AND QUALIFICATION OF COMPANY AND
SUBSIDIARIES. The Company is a corporation duly organized and existing in good standing under the laws of the Province of British Columbia, Canada, each Subsidiary, if any, is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. The Company is and each Subsidiary is duly qualified and in good standing as a foreign or extra provincial corporation to do business in every jurisdiction where the character of the properties owned or leased by it or the nature of any business transacted by it makes such qualification necessary and where such nonqualification or lack of good standing would have a material adverse effect on the business of the Company and its consolidated Subsidiaries taken as a whole. The Company has no Subsidiary other than those set forth in Exhibit 7A and except as set forth on such Exhibit 7A, such Subsidiaries are wholly owned. Attached hereto as Exhibit 7A2 are complete and correct copies of its Certificate of Incorporation, Memorandum and Articles, as amended and in full force and effect on the date hereof.

         7B.     CORPORATE AUTHORITY.  (a) The execution and delivery by the
Company of all transactions and obligations contemplated hereby are within its corporate authority. This Agreement, the Warrants, the Purchased Shares and the Additional Consideration Shares constitute the legal, valid and binding obligations of the Company enforceable in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditor's rights generally and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and with respect to the indemnification provisions contained herein, by applicable securities laws or principles of public policy.

    (b) The execution, delivery and performance of this Agreement and the issuance of the Notes, the Warrants, the Purchased Shares, the Additional Consideration Shares and the shares of Common Stock issuable upon conversion of the Notes or upon exercise of the Warrants have been duly authorized by all necessary corporate proceedings on the part of the Company. This Agreement and the Warrants have been duly executed and delivered. The Purchased Shares delivered to you on the date hereof have been validly issued and are fully paid

                                 PAGE 44 OF 100 PAGES
and nonassessable and not subject to any preemptive rights. The Additional Consideration Shares and the shares of Common Stock issuable upon conversion of the Notes or upon the exercise of the Warrants have been duly authorized and duly reserved for issuance, are subject to no preemptive rights, and when and if issued, will be validly issued, fully paid and nonassessable.

         7C.     FINANCIAL STATEMENTS.  The Company has furnished you with (i)
the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1994, (ii) the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the three months ended March 31, 1995 and June 30, 1995, respectively and
(iii) audited consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 1994 and 1993 and the related consolidated statements of income, shareholders' equity and cash flows of the Company and its consolidated Subsidiaries audited for the fiscal years ended December 31, 1994 and 1993 and for the eight-month period ended December 31, 1992, and unaudited for the fiscal year ended December 31, 1992, all certified by Pannell Kerr Forster, including in each case the related schedules and notes.

         All such financial statements (including any related schedules and/or notes) have been prepared in accordance with generally accepted accounting principles as in effect in Canada consistently applied, except to the extent set forth in the notes to such financial statements, throughout the periods involved and to the extent required by such principles show all liabilities, direct and contingent, of the Company and its consolidated Subsidiaries. The balance sheets and the related schedules and notes fairly present on a consolidated basis the financial condition of the Company and its consolidated Subsidiaries as at the respective dates thereof; and the net income and shareholders' equity statements and the related schedules and notes fairly present on a consolidated basis the results of the operations of the Company and its consolidated Subsidiaries for the respective periods indicated.

         There have been no material adverse changes in the condition, financial or other, of the Company and its Subsidiaries, on a consolidated basis, since December 31, 1994.

         7D.     ACTIONS PENDING.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court, arbitrator or administrative or governmental body that materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would materially and adversely affect, either individually or collectively, the business or condition of the

                                 PAGE 45 OF 100 PAGES

Company and its consolidated Subsidiaries taken as a whole. Neither the Company nor any Subsidiary is in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, the violation of which might, either individually or collectively, materially and adversely affect the business, property, assets or financial position of the Company and its consolidated Subsidiaries taken as a whole.

         7E.     OUTSTANDING DEBT; NO DEFAULT.  Neither the Company nor any of
its Subsidiaries has outstanding any Current Indebtedness or Funded Indebtedness except as set forth in the consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1994 or as set forth in Exhibit 7D. The Company has no outstanding subordinated indebtedness other than the Notes and the shareholder notes described on Exhibit 7D. There exists no event of default by the Company or any Subsidiary under the provisions of any instrument evidencing such Current Indebtedness or Funded Indebtedness or such shareholder notes and there exists no event of default by the Company or any Subsidiary, or any default by the Company or any Subsidiary the effect of which would have a material adverse effect on the Company and its Subsidiaries taken as a whole, under the provisions of any other Indebtedness of the Company or of any Subsidiary or of any agreement relating thereto that is or could be material to the Company or such Subsidiary.

         7F.     TITLE, LIENS.  The Company has, and each of its Subsidiaries has, good and marketable title to its respective properties and assets reflected in the consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1994 (other than properties and assets disposed of in the ordinary course of business).

         7G.     TAXES.  The Company has, and each of its Subsidiaries has, filed all Federal, Provincial, State, local and other income tax returns that, to the knowledge of the Company, are required to be filed in either the United States of America or Canada, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, including, without limitation, all goods and services tax and corporation capital tax. United States Federal income tax returns of the Company have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended December 31, 1994. The Company and each Subsidiary carrying on business in Canada has been assessed by Revenue Canada as to its income tax liability for all fiscal years to and including the fiscal year ended December 31, 1994. The Company and each Subsidiary carrying on business in Canada has remitted when

                                 PAGE 46 OF 100 PAGES
due all amounts collected or owing by it on account of social service tax or other provincial sales taxes, goods and services tax and all workers compensation assessments.

         7H.     BURDENSOME AND CONFLICTING AGREEMENTS AND CHARTER PROVISIONS.
Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business as currently conducted, properties or assets or financial condition. Neither the execution nor delivery of this Agreement, the Notes, the Additional Consideration Shares, the Purchased Shares or the Warrants by the Company, nor the offering, issuance and sale of the Notes by the Company, nor fulfillment of nor compliance with the terms and provisions of this Agreement, the Notes, the Additional Consideration Shares, the Purchased Shares and the Warrants by the Company, nor the issuance by the Company of shares of Common Stock upon conversion of the Notes as provided in paragraph 9 hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or require any consent, approval or other action by any court or administrative or governmental body or any other Person pursuant to, the charter or by-laws of the Company or any Subsidiary, any award of any arbitrator or any agreement (including any agreement with shareholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Subsidiary is subject, except for such approval as may be required in connection with fulfillment of, or compliance with, the provisions of paragraph 9 or 11 hereof. Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which, except to the extent complied with by the Company or consented to in connection with the execution of this Agreement and the issuance of the Notes, restricts or otherwise limits the incurring of the Indebtedness evidenced by the Notes.

         7I.     LEASES.  The Company and each of its Subsidiaries enjoys
peaceful and undisturbed possession of all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which materially or adversely affects or impairs the operation of such properties or assets. All such leases are valid and subsisting and are in full force and effect and no material defaults have been committed thereunder.

                                 PAGE 47 OF 100 PAGES

         7J.     POSSESSION OF PATENTS, ETC.    The Company and each Subsidiary
own or has the exclusive right to the use, free and clear of any liens or other encumbrances, all the U.S. and foreign patents, trademarks, trade names, service marks, copyrights, licenses and other intellectual property rights (the "Intellectual Property Rights") that are currently used by them or are necessary in any material respect for the ownership, maintenance or operation of their respective businesses, properties or assets, and neither the Company nor any Subsidiary is in violation of any thereof or of intellectual property rights of any third parties in any material respect or has received notice from or has knowledge of any material claim by any Person that it is now infringing any of the foregoing. Exhibit 7J sets forth a true and complete list of all the Intellectual Property Rights. Neither the Company nor any Subsidiary (i) knows of any conflict which would prevent the use of any material mark in any area of the United States (other than Oregon and Hawaii) or Canada or (ii) has acquiesced in the use by a third party of any Intellectual Property Rights. The Company and its Subsidiaries have taken all necessary actions to protect material intellectual property.

         (b)(i) With respect to the certain trademark rights conveyed to the Company by Elephant & Castle, Inc., an Oregon Corporation (the "Oregon Corporation") pursuant to a Purchase Agreement, made as of December 10, 1993 (the "Purchase Agreement"), between the Company and the Oregon Corporation, as may have been amended, supplemented or otherwise modified to date (together with such further agreements as referred to in the Purchase Agreement, the "Oregon License"), the Company has no outstanding monetary obligations owed under the Oregon License, or otherwise to the Oregon Corporation, other than the existing payment obligation to the Oregon Corporation under paragraph 4 of the Purchase Agreement of up to $70,000 (equivalent to 14 restaurants at $5,000 per restaurant). The Company shall give you written notice, no later than two (2) business days after receipt at $5,000 per restaurant, of any notice delivered by the Oregon Corporation pursuant to paragraph 10 of the Purchase Agreement and/or
Section VI.A.(2) of the Escrow Agreement (as defined below) (a "License Default Notice"). In addition, the Company shall use its best efforts to cause the Oregon Company to enter into a binding agreement with you in order to obligate the Oregon Company to deliver at $5,000 per restaurant any License Default Notice directly to you at the same time it is delivered to the Company and that no default could occur until at least 30 days after delivery of such License Default Notice to you.

         (ii) After the First Closing Date, the Company shall use its best efforts to (a) terminate that certain Trademark Security Interest dated as of December 10, 1993 by and between the Company and the Oregon Corporation and that

                                 PAGE 48 OF 100 PAGES
certain escrow agreement related thereto, dated as of December 10, 1993 (the "Escrow Agreement"), by and among the Company, the Oregon Corporation and law firm of Chernoff, Vilhaure, McClung & Stenzel, (b) submit for recording to the U.S. Patent and Trademark Office a Release of Trademark Security Interest dated as of December 10, 1993, executed by the Oregon Corporation for the benefit of the Company and (c) file any and all other termination statements necessary in order to terminate the security interest described in this paragraph 7H(b)(ii), including but not limited to UCC-3's, in all applicable jurisdictions.

         7K.     OFFERING OF NOTES.  Neither the Company nor any other agent acting on the Company's behalf has, directly or indirectly, offered the Notes or the Warrants or any similar security of the Company for sale to, or solicited any offers to buy the Notes or the Warrants or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with more than 10 Persons including yourself (all of which Persons are institutional investors), and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act, or to the registration or qualification requirements of any securities or Blue Sky law of any applicable jurisdiction. The Company has not authorized or employed any agent, broker or dealer in connection with the offering or sale of the Notes or any similar security of the Company.

         The Company is a reporting issuer not in default under the Securities Act of the Province of British Columbia. Subject to the issuance and filing of a press release and material change report concerning this Agreement and the filing of a Form 20 under the Securities Act (British Columbia) following each Closing of the issuance of any of the Notes, the Shares or the Warrants, the issuance of the Notes, the Shares and the Warrants will not result in any contravention of any applicable securities legislation or the regulations thereunder in British Columbia.

         Each issuance of the Notes, the Shares and the Warrants is exempt from the registration and prospectus requirements of the Securities Act of the Province of British Columbia and no prospectus will be required and no other document must be filed, proceeding taken or approval obtained in British Columbia to permit the offering, sale and delivery of the Notes, the Shares and the Warrants to you.

         7L.     BROKER'S OR FINDER'S COMMISSIONS.  No broker's or finder's advisory or placement fee or commission will be payable with respect to the issuance of the Notes or the transactions contemplated hereby, except to such parties and

                                 PAGE 49 OF 100 PAGES


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in such amounts as set forth in Exhibit 7L hereto, and the Company will indemnify you and hold you harmless from any claim, demand, liability or action for broker's or finder's or advisory or placement fees or commissions alleged to have been incurred in connection with the issuance of the Notes or such transactions. In addition, and not in limitation of the foregoing, the Company will reimburse you for any legal or other expenses incurred by you in connection with defending against any such claim, damage, liability or action brought for broker's or finder's or advisory or placement fees or commissions.

         7M.     APPLICATION OF PROCEEDS.  Neither the Company nor any
Subsidiary owns any "margin security" within the meaning of Regulation G (12 CFR
Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin security"). Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same hereafter may be in effect.

         7N.     GOVERNMENTAL CONSENT.  Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Notes is such as to require any consent, approval or authorization of, or any notice to, or filing, registration or qualification with, any court or administrative or governmental body in connection with the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Notes or the Warrants, or (except as may be required in connection with fulfillment of, or compliance with, the provisions of paragraph 9 or paragraph 11 hereof and except as provided in paragraph 7K) fulfillment of, or compliance with, the terms and provisions of this Agreement or of the Notes or the Warrants, or is such as to require or give rise to any limitation on your ownership of any equity securities of the Company.

         70. HOLDING COMPANY STATUS. Neither the Company nor any Subsidiary is a "holding company," or a Subsidiary or affiliate of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

         7P.     INVESTMENT COMPANY STATUS.  Neither the Company nor any
Subsidiary is an "investment company" or a

                                 PAGE 50 OF 100 PAGES


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company "controlled" by an "investment company" within the meaning of the
Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

         7Q.     ERISA.  Neither the Company nor any Subsidiary nor any ERISA
Affiliate maintains, contributes or has any liability (contingent or otherwise) with respect to a plan (including a Multiemployer Plan) subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended. All employee benefit plans and arrangements (regardless of whether such plans or arrangements are covered by ERISA) maintained by or contributed to by the Company, any Subsidiary or any ERISA Affiliate are in compliance with all applicable law, including any reporting requirements. Neither the Company nor any Subsidiary has any liability (contingent or otherwise) with respect to retiree medical or death benefits. Neither the Company, nor any Subsidiary nor any other person, including any fiduciary, has engaged in any transaction prohibited by Section 4975 of the Internal Revenue Code of 1986, as amended, or
Section 406 of ERISA which could subject the Company, any Subsidiary or any entity that the Company or any Subsidiary has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Internal Revenue Code of 1986, as amended, or Section 502 of ERISA. The transactions contemplated by this Agreement will not involve any transaction prohibited by Section 406 of ERISA or in Section 4975 of the Internal Revenue Code of 1986, as amended. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 8 as to the source of the funds to be used by you to pay the purchase price of the Notes.

         7R.     DISCLOSURE.  Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances under which made, not misleading. There is no fact peculiar to the Company or its Subsidiaries and known to the Company which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company and its Subsidiaries, taken as a whole, which has not been set forth in this Agreement or in the other documents described herein and furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

         7S.     CAPITAL STOCK.  As of the date hereof, the Company has
authorized a total of 10,000,000 shares of its

                                 PAGE 51 OF 100 PAGES


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capital stock of all classes, all such authorized shares are Common Stock.
Immediately prior to the First Closing Date, 2,493,500 shares of Common Stock are issued and outstanding, and the Company holds no shares of its capital stock in its treasury. Since the date of the last audited financial statements delivered to the GE Partnership the Company has not issued any shares of capital stock. All of such outstanding shares have been validly issued and are fully paid and nonassessable. The Company has reserved such number of shares of Common Stock for issuance pursuant to such instruments or agreements as are set forth in Exhibit 7S1 hereto.

         Except as otherwise stated in this paragraph or set forth in Exhibit 7S1 hereto and except for shares reserved for issuance in connection with this Agreement, the Company has not granted or issued, or agreed to grant or issue, any options, warrants or similar rights to acquire or receive any of the authorized but unissued shares of its capital stock of any class or any securities convertible into shares of its capital stock of any class. As of the date hereof, no Person holds of record or beneficially owns 5% or more of the outstanding shares of any class of the capital stock of the Company except as set forth in Exhibit 7S2 hereto. Except as described above, the Company has not taken any action after the date of the last audited financial statements delivered to the GE Partnership and prior to the date hereof which, had the provisions of paragraph 9 been in effect on and after such date and to and including the date hereof, would have required an adjustment in the Conversion Price pursuant to paragraph 9.

         7T.     ENVIRONMENTAL COMPLIANCE.   Neither the Company nor any
Subsidiary is in violation, or alleged to be in violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Waste Management Act (British Columbia), Canadian Environmental Protection Act, Transportation of Dangerous Goods Act (Canada), Fisheries Act (Canada), Environment Management Act (British Columbia) and Occupational Health and Safety Regulation (British Columbia) or any federal, provincial, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Company, individually, or the Company and its Subsidiaries, taken as a whole.

                                 PAGE 52 OF 100 PAGES


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         (b)     Neither the Company nor any Subsidiary has received written notice from any third party including, without limitation, any federal, provincial, state or local governmental authority, (i) that the Company or any Subsidiary has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B
(1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been released at any site at which a federal, provincial, state or local agency has conducted or has ordered that either the Company or any Subsidiary conduct a remedial investigation, removal or other response action pursuant to any Environmental Law or have named the Company or any Subsidiary as a Potentially Responsible Party or are seeking contribution from the Company or any Subsidiary; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

         (c) To the actual knowledge of the Company, to the extent such activity would have a material adverse effect on the business, assets or financial condition of the Company, individually, or of the Company and its Subsidiaries, taken as a whole: (i) no portion of the property of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the property;
(ii) in the course of any activities conducted by the Company, its Subsidiaries or operators of their properties, no Hazardous Substances have been generated or are being used on the property except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the property of the Company or any Subsidiary, which releases would have a material adverse effect on the value of any of the property or adjacent properties or the environment; and (iv) in addition, any Hazardous Wastes as defined by 42 U.S.C. Section 6903(5), if any, that have been generated on any of the property have been transported offsite only by carriers having an identification number issued by the EPA, treated or

                                 PAGE 53 OF 100 PAGES


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disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's knowledge, operating in material compliance with such permits and applicable Environmental Laws.

         7U.     TRANSACTION WITH AFFILIATES.  During the five year period
immediately preceding the date hereof, neither the Company nor any Subsidiary has entered into, or caused, suffered or permitted to exist or occur any arrangement or contract with any of its Affiliates unless such arrangement or contract (i) was fair and equitable to the Company or such Subsidiary, and (ii) has been specifically approved by the Company's or such Subsidiary's Board of Directors (or equivalent governing body), as the case may be, as an arrangement or a contract of the kind which would be entered into by a prudent Person in the position of the Company or such Subsidiary with a Person which is not one of its Affiliates.

         7V.     DISCONTINUANCE OF OPERATIONS.  Neither the Company nor any
Subsidiary has cancelled or discontinued operations of any Elephant & Castle Restaurant & Pub location except as set forth in Exhibit 7V hereto. With respect to such cancelled or discontinued operations, if any, except as disclosed on Exhibit 7V hereto, there exist no claims, liabilities, losses, damages or injuries against the Company or any Subsidiary, pending or reasonably believed by the Company or any such Subsidiary to be threatened, arising out of or in connection with such cancelled or discontinued operations of an Elephant & Castle Restaurant & Pub location.

         7W.     LICENSES, PERMITS, ETC.  The Company and each Subsidiary has all material licenses, permits and operating authorities, including, without limitation, those pertaining to serving alcoholic beverages or gaming or gambling, as is requisite for carrying on its business or businesses in the manner in which it has heretofore been carried on, all such licenses, permits and operating authorities are in good standing, and there exists no default by the Company or any Subsidiary under the terms of any such licenses, permits and operating authorities;

         7X.     COMPLIANCE WITH LAWS.  The Company and each of its
Subsidiaries presently carry on, and, the Company will in the future carry on and will cause each of the Subsidiaries to carry on, their respective operations in compliance with all applicable laws, including, without limitation, all applicable statutes, regulations or bylaws relating to health and safety and employment standards and the payment of workers compensation assessments.

                                 PAGE 54 OF 100 PAGES


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         7Y.     RELATIONSHIP WITH GENERAL ELECTRIC COMPANY.  Except as
disclosed on Exhibit 7Y, neither the Company nor any Subsidiary has any equity, creditor, debtor or similar relationship (including without limitation any investment in, or any debtor, revolving credit, leasing or creditor relationship, but excluding any vendor or vendee relationship) with General Electric Company or any subsidiary thereof.

         8. REPRESENTATIONS AND COVENANTS OF THE PURCHASER. You represent, and in making the sale of Notes and the Warrants contemplated hereby to you it is specifically understood and agreed, that you are acquiring such Notes and Warrants for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, provided that the disposition of your property shall at all times be and remain within your control. You further represent that you are familiar with Release No. 5226 issued by the Commission under the Securities Act, that you have consulted with your counsel in regard thereto, and that you are fully familiar with the position of the Commission with respect to the resale of any Note to the public. You further represent that no part of the funds being used by you to pay the purchase price of the Notes and Warrants hereunder constitutes assets of an employee benefit plan (as defined in Section 3(3) of ERISA).

         9.      CONVERSION; CONVERSION PRICE; ADJUSTMENTS RELATIVE TO
CONVERSION.

         9A.     CONVERSION PRIVILEGE; CONVERSION PRICE; PROCEDURES.    Subject
to the conditions set forth in paragraph 9 hereof, the holder of any Note may, at such holder's option, at any time and from time to time prior to and including the Maturity Date, or, with respect to any principal amount of Notes for which the Company has given notice of prepayment in accordance with paragraph 4 hereof, prior to the date of such prepayment, except as otherwise specifically provided in this Agreement, convert all or any part of the unpaid principal thereof into shares of Common Stock (the "Conversion Shares") at a price equal to $ 8.00, which will be calculated as follows: the lesser of (a) $8.00 per share and (b) the average closing price per share of the Common Stock on all exchanges on which the Common Stock may at the time be listed or the final bid price on the NASDAQ National Market System or the NASDAQ over-the-counter market, in each such case, for the fifteen consecutive trading days ended on the trading day immediately prior to the First Closing Date (the "Conversion Price"). The Conversion Shares and the Conversion Price are subject to certain adjustments as set forth in paragraph 9 hereof, and the terms "Conversion Shares" and "Conversion Price" as used herein shall as of any time be deemed to include all such adjustments to be given effect as of such time in accordance with the terms hereof.

                                 PAGE 55 OF 100 PAGES


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         (b)     Subject to the provisions of paragraph 9 hereof, any Note may be converted in full or in part by the holder thereof by surrender of the Note, with a written statement specifying the principal amount thereof to be converted, to the Company at its principal office. Upon any partial conversion of any Note, the Company at its expense shall forthwith issue and deliver to the holder thereof a new Note or Notes in principal amount equal to the unpaid and unconverted principal amount of such surrendered Note. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such Note was received by the Company.

         9B.     NO FRACTIONAL SHARES; NO ADJUSTMENTS FOR DIVIDENDS.    No
fractional shares shall be issued upon conversion of any Note and no payment or adjustment shall be made upon conversion of any Note for cash dividends with respect to Common Stock issued thereupon.

         (b) The Company shall forthwith upon conversion of all or any portion of any Note pay all interest accrued on the principal amount converted to the date of such conversion.

         9C.     DELIVERY OF STOCK CERTIFICATES AND CASH IN LIEU OF FRACTIONAL
SHARES. As promptly as practicable after the conversion of any Note in full or in part, the Company, at its expense, shall issue and deliver to the holder of such Note, or as such holder (upon payment of any applicable transfer taxes by such holder) may, subject to the provisions of paragraph 11, direct, a certificate or certificates for the number of full shares of Common Stock deliverable upon such conversion, bearing, if required by the terms hereof, the restrictive legend set forth in paragraph 11B hereof, plus, in lieu of any fractional shares or other fractional pieces to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the market value of one full share of Common Stock as of the close of business on the date of such conversion on the principal securities exchange, NASDAQ National Market System or NASDAQ over-the-counter market on which Common Stock is at the time traded, or, if not so traded, multiplied by the market value of one full share of Common Stock as reasonably determined by (or pursuant to a formula or procedure reasonably adopted by) the Board of Directors of the Company.


         9D.     ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK.
If and whenever after the date hereof the Company shall issue or sell any shares of its Common Stock (except with respect to the issuance of the Additional Consideration Shares and the shares of Common Stock issuable upon conversion of the Notes or upon the exercise of the Warrants) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such

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issue or sale or the Market Price at the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price with respect to the conversion of any Note subsequent to such event shall be reduced (but not increased, except as otherwise specifically provided in paragraph 9D(3) to the lower of the prices (calculated to the nearest cent) determined as follows:

         (a) by dividing an amount equal to the sum of (A) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price, and (B) the consideration, if any, received by the Company upon such issue or sale, by
    (ii) the aggregate number of shares of Common Stock of all classes outstanding immediately after such issue or sale; and

         (b) by multiplying the Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (i) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Market Price immediately prior to such issue or sale plus (ii) the consideration received by the Company upon such issue or sale, and the denominator of which shall be the product of (iii) the aggregate number of shares of Common Stock of all classes outstanding immediately after such issue or sale, multiplied by (iv) the Market Price immediately prior to such issue or sale.

No adjustment of the Conversion Price, however, shall be made in an amount less than 1% of the Conversion Price, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment.

         For the purposes of this paragraph 9D, the following paragraphs 9D(1) through 9D(9) shall also be applicable:

         9D(1) ISSUANCE OF RIGHTS OR OPTIONS - In case at any time after the date hereof the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise, except in the circumstances described in paragraph 9E below) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon

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

    conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options (or less than the Market Price, determined as of the date of granting such rights or options, as the case may be), then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in paragraph 9D(3), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

         9D(2) ISSUANCE OF CONVERTIBLE SECURITIES - In case at any time after the date hereof the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion price in effect immediately prior to the time of such issue or sale (or less than the Market Price, determined as of the date of such issue or sale of such Convertible Securities, as the case may be),

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

    then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; PROVIDED, HOWEVER, that (a) except as otherwise provided in paragraph 9D(3), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this paragraph 9D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

         9D(3) CHANGE IN OPTION PRICE OR CONVERSION RATE - Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in paragraph 9D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph 9D(1) or 9D(2), or the rate at which any Convertible Securities referred to in paragraph 9D(1) or 9D(2) are convertible into or

                                 PAGE 59 OF 100 PAGES
    exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right referred to in paragraph 9D(1) or the termination of any such right to convert or exchange any such Convertible Securities referred to in paragraph 9D(1) or 9D(2), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in paragraph 9D(1) or the rate at which any Convertible Securities referred to in paragraph 9D(1) or 9D(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

         9D(4) STOCK DIVIDENDS - In case at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock or Convertible Securities, any shares of Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

         9D(5) CONSIDERATION FOR STOCK - In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case at any time any shares of Common Stock of any class or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case at any time any shares of Common Stock of any class or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Company of such portion of the assets


                                 PAGE 60 OF 100 PAGES


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    and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Board of Directors of the Company.

         9D(6) RECORD DATE - In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (ii) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, unless such dividend or other distribution or right to subscribe when exercised is to be measured by the Market Price in effect on the date such dividend or other distribution or right to subscribe is exercised, in which case such date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been so issued or sold.

         9D(7) TREASURY SHARES - The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph 9D.

         9D(8) DEFINITION OF MARKET PRICE - "MARKET PRICE" shall mean, for any day, the average of the final sale prices of the Common Stock on all exchanges on which the Common Stock may at the time be listed or the final bid prices on the NASDAQ National Market System or NASDAQ over-the-counter market, in each such case, unless otherwise provided herein, averaged over a period of fifteen consecutive trading days ending 2 days prior to the day as of which "Market Price" is being determined; PROVIDED, HOWEVER, that in connection with a firm underwriting of a public offering of Common Stock, Market

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    Price shall mean the initial public offering price in such underwritten offering. If at any time the Common Stock is not listed on any such exchange or quoted in any such domestic over-the-counter market, the "Market Price" shall be deemed to be the fair market value thereof as determined by an investment banking firm mutually acceptable to the Company and the holders of a majority in aggregate principal amount of the Notes then outstanding.

         9D(9) DETERMINATION OF MARKET PRICE UNDER CERTAIN CIRCUMSTANCES - Anything herein to the contrary notwithstanding, in case at any time after the date hereof the Company shall issue any shares of Common Stock or Convertible Securities, or any rights or options to purchase any such Common Stock or Convertible Securities, in connection with the acquisition by the Company of the stock or assets of any other corporation or the merger of any other corporation into the Company under circumstances where on the date of the issuance of such shares of Common Stock or Convertible Securities or such rights or options the consideration received for such Common Stock or deemed to have been received for the Common Stock into which such Convertible Securities or such rights or options are convertible is less than the Market Price of the Common Stock but on the date the number of shares of Common Stock or Convertible Securities (or in the case of Convertible Securities other than stock, the aggregate principal amount of Convertible Securities) or the number of such rights or options was determined (as set forth in a binding agreement between the Company and the other party to the transaction) the consideration received for such Common Stock or deemed to have been received for the Common Stock into which such Convertible Securities or such rights or options are convertible would not have been less than the Market Price thereof, such shares of Common Stock shall not be deemed to have been issued for less than the Market Price of the Common Stock.

         9E.  LIQUIDATING DIVIDENDS; PURCHASE RIGHTS.   In case at any time
after the date hereof the Company shall declare a dividend upon the shares of Common Stock of any class payable otherwise than in shares of Common Stock or Convertible Securities, otherwise than out of consolidated earnings or consolidated earned surplus (determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries), and otherwise than in the securities to which the provisions of clause (b) below apply, and provided that such dividend shall not otherwise result in an adjustment of the Conversion Price pursuant to any other provision hereof, the Company shall pay over to each holder of Notes, upon conversion thereof on or after the dividend

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payment date, the securities and other property (including cash) which such holder would have received (together with all distributions thereon) if such holder had converted the Notes held by it on the record date fixed in connection with such dividend, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times such securities and other property as shall be required to fulfill its obligations hereunder in respect of the shares issuable upon the exercise or conversion of all the Notes. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of consolidated earnings or consolidated retained earnings only to the extent that such earnings or retained earnings are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company.

         (b) If at any time or from time to time on or after the date hereof the Company shall grant, issue or sell any options or rights (other than Convertible Securities) to purchase stock, warrants, securities or other property PRO RATA to the holders of Common Stock of all classes ("PURCHASE RIGHTS"), then if it shall be entitled to an adjustment pursuant to paragraph 9D above and in lieu of such adjustment, each holder of Notes shall be entitled, at such holder's option, to acquire (whether or not such holder's Notes shall have been converted), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock issuable upon conversion of such Notes, immediately prior to the time or times at which the Company granted, issued or sold such Purchase Rights.

         9F. SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         9G. CHANGES IN COMMON STOCK. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of its properties to another corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Notes shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the

                                 PAGE 63 OF 100 PAGES


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shares of the Common Stock of the Company immediately theretofore issuable upon conversion of the Notes, such shares of stock, securities or properties, if any, as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon conversion of the Notes had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder of Notes to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Notes at the last address of such holders appearing on the books of the Company, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

         9H. NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Company shall promptly obtain the opinion of a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing selected by the Company's Board of Directors, which opinion shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon conversion of the Note or Notes held by each holder of Notes, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall promptly mail a copy of such accountants' opinion to each holder of Notes.

         9I. CERTAIN EVENTS. If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of paragraph 9 hereof are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the Notes in accordance with the essential intent and principles of such provisions, then such Board of Directors shall appoint a firm of independent certified public accountants (which may be the

                                 PAGE 64 OF 100 PAGES


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regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Notes. Upon receipt of such opinion by the Board of Directors, the Company shall forthwith make the adjustments described therein; PROVIDED, HOWEVER, that no such adjustment pursuant to this paragraph 9I shall have the effect of increasing the Conversion Price as otherwise determined pursuant to paragraph 9 hereof except in the event of a combination of shares of the type contemplated in paragraph 9F and then in no event to an amount larger than the conversion price as adjusted pursuant to paragraph 9F.

         9J. PROHIBITION OF CERTAIN ACTIONS. The Company will not authorize or issue, or agree to authorize or issue, any shares of its capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Company unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets or take any action which would result in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of all of the Notes would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

         9K. STOCK TO BE RESERVED. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of Notes as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Notes, and the Company will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder.
The Company covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Company, and free from all Liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then effective Conversion Price. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Company of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. Without limiting the forego-

                                 PAGE 65 OF 100 PAGES


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ing, the Company will take all such action as may be necessary to assure that, upon conversion of any of the Notes, an amount equal to the lesser of (a) the par value of each share of Common Stock outstanding immediately prior to such conversion, or (b) the Conversion Price, shall be credited to the Company's stated capital account for each share of Common Stock issued upon such conversion, and that the balance of the principal amount of each Note converted shall be credited to the Company's capital surplus account.

         9L.  REGISTRATION AND LISTING OF COMMON STOCK.  If any shares of
Common Stock required to be reserved for purposes of conversions of Notes hereunder require registration with or approval of any governmental authority under any Federal or state law (other than the Securities Act) before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. Shares of Common Stock issuable upon conversion of the Notes shall be registered by the Company under the Securities Act or similar statute then in effect if required by paragraph 11 and subject to the conditions stated in such paragraph. If and so long as the Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon conversion of the then outstanding Notes and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon conversion of the Notes, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company or shall require registration under the Exchange Act.

         9M. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Notes shall be made without charge to the holders of the Notes converted for any issuance tax in respect thereto.

         9N. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Note or of any shares of Common Stock issued or issuable upon the conversion of any Note in any manner which interferes with the timely conversion of such Note.

         9O. NO RIGHTS OR LIABILITIES AS SHAREHOLDERS. No Note shall entitle any holder thereof to any of the rights of a shareholder of the Company. No provision of this Agreement or of any Note, in the absence of the actual conversion of such Note or any part thereof by the holder

                                 PAGE 66 OF 100 PAGES


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thereof into Common Stock issuable upon such conversion, shall give rise to any liability on the part of such holder as a shareholder of the Company, whether such liability shall be asserted by the Company or by creditors of the Company.

         9P.  RIGHT TO PURCHASE.   Any provision of this Agreement to the
contrary notwithstanding, except in connection with the issuance of (i) any Common Stock or (ii) Purchase Rights described in paragraph 9E(b) hereof, the Company shall give written notice to the holders of the Notes and the holders of the Common Stock into which any Notes have been therefore converted no less than 30 days prior to the issuance of any equity securities of the Company or any rights or options for the purchase of any equity securities or any convertible securities convertible into equity securities of the Company, and each such holder shall, for a period of 20 days following receipt of such written notice, have the right to purchase from the Company, at the price any such securities or rights or options or convertible securities are being offered to any other purchaser, that number of such securities or rights or options or convertible securities as will enable such holder to hold that number of shares (or rights or options or convertible securities) of such class of securities as is equal to the percentage of shares represented by the sum of (x) the shares of Common Stock into which the Notes are by their terms then convertible and (y) the shares of Common Stock then held by such holder.

         (b) The rights to purchase described in paragraph 9P(a) hereof may, at the option of the holder thereof and without the consent of the Company, be assigned to any partner of GE Investment Private Placement Partners I, Limited GE Partnership by the giving of written notice of such assignment to the Company, and the Company shall thereafter treat such assignee as a holder described in paragraph 9P(a) hereof.

         10. SUBORDINATION OF NOTES. Anything in this Agreement or any Note to the contrary notwithstanding, the indebtedness evidenced by the Notes, and any renewals or extensions thereof, including principal, premium, if any, and interest, shall at all times be wholly subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth in this paragraph 10, to all principal of, premium, if any, and interest on all senior indebtedness of the Company for borrowed money outstanding on the date hereof and set forth in Exhibit 7D or created or incurred after the date hereof equal to (a) for the period commencing on the First Closing Date and ending on the earlier to occur of (i) the Second Closing Date and (ii) the date on which any and all Notes shall cease to be outstanding, up to an aggregate principal amount of US $1,000,000 (b) for the period commencing on the Second Closing Date and ending on the earlier to occur of (i) the Third Closing Date and (ii) the date on which any and all Notes shall cease to be outstanding,

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up to an aggregate principal amount of US $2,000,000 PLUS US $350,000 for each of the fifth and sixth New Locations opened by the Company in the period described in this clause (b) only after the Company has opened at least four (4) New Locations in such period and (c) for the period commencing on the Third Closing Date and ending on the date on which any and all Notes shall cease to be outstanding, up to an aggregate principal amount of US $3,000,000 PLUS US $350,000 for the fifth and each additional New Locations opened by the Company in any calendar year only after the Company has opened at least four (4) New Locations in such calendar year; PROVIDED, HOWEVER, that in no event shall such senior indebtedness exceed an aggregate principal amount of $5,000,000. Such indebtedness of the Company to which the Notes are subordinate and junior is sometimes hereinafter referred to as "SENIOR INDEBTEDNESS":

         (i) In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, all principal and interest owing on all Senior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by the Notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the Notes shall be paid over to the holders of such Senior Indebtedness, PRO RATA, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full;

         (ii) In the event that the Notes are declared or become due and payable because of the occurrence of any Event of Default hereunder or otherwise than at the option of the Company or upon maturity or the date of any mandatory payment or purchase, under circumstances when the foregoing clause (i) shall not be applicable, the holders of the Notes shall be entitled to payments only after there shall first have been paid in full all Senior Indebtedness outstanding at the time the Notes so become due and payable because of any such event, or payment shall have been provided for;

         (iii) During the continuance of any default in the payment of either principal or interest on any Senior Indebtedness, no payment of principal, premium or interest shall be made on the Notes, if either (i) notice of such default in writing has been given to the Company by any holder or holders of any Senior Indebtedness, PROVIDED that judicial proceedings shall be commenced

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    with respect to such default within sixty (60) days thereafter, or (ii)
    judicial proceedings shall be pending in respect of such default; and

         (iv) With respect to any continuing event of default with respect to fifty percent (50%) or more of the aggregate principal amount of Senior Indebtedness permitted as specified in this paragraph 10 of which the holders of the Notes have been given notice by the Company or the holders of such Senior Indebtedness, for the thirty (30) day period after the occurrence of such event of default, the holders of the Notes will not (a) accelerate, or cause to be accelerated, the Notes or otherwise cause the Notes to become due prior to their stated maturity or the dates of any mandatory payments or purchase or (b) exercise any remedies with respect to the Notes, unless and until all Senior Indebtedness shall have been paid in full or payment shall have been provided for or the holders of the Senior Indebtedness shall have otherwise consented in writing; PROVIDED, HOWEVER, that the provisions of this subparagraph shall not prevent acceleration of the Notes pursuant to paragraph 6 (x) hereof.

         The provisions of this paragraph 10 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holder of any Note on the other hand, and nothing herein shall impair, as between the Company and the holder of any Note, the obligation of the Company, which is unconditional and absolute, to pay the principal of, premium (if any) and interest thereon in accordance with its terms; nor shall anything herein prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under any Note, subject to the rights under this paragraph 10 of holders of Senior Indebtedness.

         Upon receipt by holders of the Senior Indebtedness of an amount equal to payment in full of the Senior Indebtedness, the holders of the Notes shall be subrogated (ratably according to the aggregate amounts owing in respect of principal and interest on the Notes) to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the holders of the Notes shall have received, through such subrogation to the rights of holders of Senior Indebtedness, an amount equal to the amounts paid to holders of Senior Indebtedness by or by right of holders of the Notes; and, for the purposes of such subrogation, all payments or distributions made to the holders of the Senior Indebtedness by reason of the subordination provisions of this paragraph 10, shall, as between the Company, its creditors and holders of the Notes, not be deemed to be payments on the Senior Indebtedness.

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         11.  RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

         11A. APPLICABILITY OF RESTRICTIONS. Notwithstanding any provisions to the contrary contained in this Agreement, any Restricted Securities or the Company's Memorandum or Articles, the provisions of this paragraph 11 shall apply to: (a) the transfer of any Note (b) Warrant and (c) the transfer of any Restricted Security (each such transfer being herein called a "RESTRICTED ACTION"). The holder of any Note, Warrant or Restricted Security, by its acceptance thereof, agrees that, unless otherwise permitted hereunder, it will not take any Restricted Action prior to the delivery to the Company of the opinion or opinions of counsel referred to in, and to the effect described in, clause (a) of paragraph 11C (or the penultimate sentence of the last paragraph of paragraph 11C), or until registration under the Securities Act of the Restricted Securities involved in, or issuable upon conversion of the Notes involved in, such Restricted Action has become effective.

         11B. RESTRICTIVE LEGENDS. Each Note, Warrant and certificate for Restricted Securities (unless at the time of issuance such Restricted Securities are registered under the Securities Act), and each Note, Warrant and certificate issued upon the transfer or exchange of any such Note or certificate for Restricted Securities (except as otherwise permitted by this paragraph 11), shall bear a legend in substantially the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and neither the securities nor any interest therein may be sold, transferred, pledged or otherwise disposed of in the absence of such registration or an exemption under such Act and the rules and regulations thereunder. The transfer of such securities is subject to the restrictions set forth in paragraph 11 of that certain Note, Stock Purchase and Warrant Agreement, dated November 30, 1995 between Elephant & Castle Group Inc. and GE Investment Private Placement Partners II, a Limited Partnership, copies of which are available for inspection at the offices of Elephant & Castle Group Inc., and such securities may be transferred only in compliance with the terms and conditions of said paragraph 11 of said Note, Stock Purchase and Warrant Agreement.

         11C. NOTICE OF PROPOSED TRANSFER; OPINIONS OF COUNSEL; CERTAIN RESTRICTIONS. Each holder of any Notes, Warrants or of any Restricted Securities, by its acceptance thereof, agrees that, except as otherwise expressly provided below in this paragraph 11C, prior to the taking of any Restricted Action, such holder will give written notice to the Company of such holder's intention to take such Restricted

                                 PAGE 70 OF 100 PAGES


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Action and to comply in all other respects with this paragraph 11C.  Each such notice (i) shall describe the manner and circumstances of the proposed Restricted Action in sufficient detail to enable counsel to render the opinions referred to below and (ii) shall designate counsel for the holder giving such notice (who may be house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice, and the Company will promptly submit a copy thereof to its counsel (who may be house counsel for the Company), and the following provisions shall apply:

    (a) If in the opinion of each such counsel the proposed Restricted Action may be effected without registration under the Securities Act or any applicable state securities or Blue Sky laws of any Note or Restricted Securities involved in, or issuable upon conversion of any Notes involved in, such Restricted Action, then the Company will promptly notify the holder thereof and such holder shall thereupon be entitled to effect such Restricted Action in accordance with the terms of the notice delivered by such holder to the Company, and the Company will promptly effect any transfer of any Notes or Restricted Securities involved in such Restricted Action and either deliver new Notes in accordance with paragraph 13E, or certificates for Restricted Securities bearing (or not bearing, if in the opinion of each such counsel such legend is no longer required to insure compliance with the Securities Act) the legend set forth in paragraph 11B, or both, as the case may be. If for any reason counsel for the Company (after having been furnished with the information required to be furnished by clause (i) of this paragraph 11C) shall fail to deliver an opinion to the Company (with a copy to such holder), or the Company shall fail to notify such holder thereof as aforesaid, within 15 days after counsel for such holder shall have delivered its opinion to such holder (with a copy to the Company), then for all purposes hereof the opinion of counsel for the Company shall be deemed to be the same as the opinion of counsel for such holder.

    (b) If in the opinion of either or both of such counsel (such opinion or opinions to state the basis of the legal conclusions reached therein) the proposed Restricted Action may not legally be effected without registration under the Securities Act or any applicable state securities or Blue Sky laws of any Note or Restricted Securities involved in, or issuable upon conversion of any Notes involved in, such Restricted Action, the Company shall promptly so notify the holder thereof and thereafter such holder shall not be entitled to effect such Restricted Action until receipt of a further notice from the Company under clause (a) of this paragraph 11C.

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Notwithstanding the foregoing, each holder shall be permitted to transfer any
Note or Notes or any Restricted Security or Restricted Securities attributable to Notes in one or more transactions to a limited number of institutional investors similar in nature to yourselves or "accredited investors" as defined in Rule 501 under the Securities Act; PROVIDED, HOWEVER, that (x) each such investor shall represent in writing that it is acquiring such Note or Restricted Security for investment and not with a view to the distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within the control of such transferee), (y) each such investor shall agree in writing to be bound by all the restrictions on transfer of such Note or Restricted Security contained in paragraph 11 hereof and (z) such holder shall deliver to the Company an opinion of counsel (who shall be satisfactory to the Company) stating that such transfer may be effected without registration under the Securities Act or any applicable state securities or Blue Sky laws. The Company will pay the reasonable fees and disbursements of counsel (other than house counsel) for any holder of Notes or Restricted Securities and of counsel for the Company in connection with all opinions rendered by them pursuant to this paragraph 11C, and will reimburse any such holder for all other out-of-pocket expenses (other than Registration Expenses) incurred by such holder in complying with this paragraph 11C.

         11D. REGISTRATION OF RESTRICTED SECURITIES ON REQUEST. Upon the written request of the holders of no less than 50% of the outstanding Restricted Securities, which request (a) shall describe the Restricted Action proposed to be effected by such holder and the intended method of disposition by such holder of the Restricted Securities involved in such proposed Restricted Action, and
(b) shall request that the Company effect the registration of all or part of such holder's Restricted Securities under the Securities Act, the Company will promptly give written notice of such requested registration to all holders of outstanding Notes or Restricted Securities and thereupon will use its best efforts to effect the registration under the Securities Act of (i) the Restricted Securities which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and (ii) all other Restricted Securities the holders of which shall have, within 30 days after the receipt of such written notice from the Company, made written request (stating the intended method of disposition of such securities by such holders) to the Company for registration thereof, all to the extent required to permit the disposition (in accordance with the intended method thereof as aforesaid) by all such holders of the Restricted Securities so to be registered; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration pursuant to this paragraph 11D (a) at any time prior to the second anniversary of the date of this Agreement (b) at any time prior to the first anniversary of the effec-

                                 PAGE 72 OF 100 PAGES


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tive date of a registration statement filed with the Commission pursuant to a written notice of requested registration pursuant to this paragraph 11D, or (c) at any time subsequent to the third such registration made pursuant to this paragraph 11D which shall have become effective with respect to all Restricted Securities requested to be included therein and not have been interfered with by any order or requirement of the Commission or any other governmental agency or any court. The holders requesting any registration pursuant to this paragraph shall select the underwriter or underwriters to be used in connection with any public offering of securities registered pursuant to this paragraph; PROVIDED, HOWEVER, that so long as you shall hold any Restricted Securities, you shall have the right, in your sole discretion, to approve or disapprove of any underwriter in which General Electric Company has a direct or indirect interest of 5% or more.

         11E. PIGGY-BACK REGISTRATION. If the Company at any time proposes to register any of its equity securities (other than securities issued with respect to any acquisition or any employee stock option, stock purchase, or similar plan or any other securities to be registered pursuant to a special purpose registration) under the Securities Act on Form S-1, Form S-2, Form S-3 or any other form of general application for sale of securities to the public in an underwritten offering upon which may be registered securities similar to the Restricted Securities, it will each such time at least 60 days prior to the anticipated filing date of such proposed registration statement give written notice to all holders of all outstanding Notes or Restricted Securities of its intention so to do and, upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Restricted Securities intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of Restricted Securities which the Company has been so requested to register, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by such holders of the Restricted Securities to be so registered, subject to the discretion of the managing underwriter to limit or exclude any of such equity securities from the offering if it determines that the inclusion thereof would adversely affect the marketing of the securities to be sold by the Company therein; PROVIDED, HOWEVER, that if any of such equity securities are to be included in such underwriting for the account of any person other than you, the number of such equity securities to be included by any such person shall be reduced first; PROVIDED, FURTHER, HOWEVER, that if any Restricted Securities are to be distributed pursuant to this paragraph through a firm of underwriters to the public and you shall be participating in such offering you shall have the right, in your sole discretion, to approve or disapprove of any underwriter in which General Electric Company has a direct or indirect interest of

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5% or more.  No registration effected pursuant to this paragraph 11E shall relieve the Company from its obligation to effect any registration upon request pursuant to paragraph 11D hereof.

         11F. REGISTRATION EXPENSES. The Registration Expenses in connection with any registration in which Restricted Securities or Notes shall be included pursuant to paragraph 11D, 11E or 11F shall be borne by the Company.

         11G. REGISTRATION PROCEDURES. If and whenever the Company is required to effect the registration of any Restricted Securities under the Securities Act as provided in this Agreement, the Company will promptly:

         (i) prepare and (in any event within 90 days after the end of the period within which requests for registration may be given to the Company) file with the Commission a registration statement with respect to such Restricted Securities and use its best efforts to cause such registration statement to become effective;

         (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all such Restricted Securities and other securities covered by such registration statement until such time as all of such Restricted Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than 270 days after such registration statement becomes effective;

         (iii) furnish to each seller of such Restricted Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Restricted Securities owned by such seller;

         (iv) use its best efforts to register or qualify such Restricted Securities covered by such registration statement under such other applicable securities or Blue Sky laws of such jurisdictions within the United States of America (including territories and commonwealths thereof) as each seller shall reasonably request, except

                                 PAGE 74 OF 100 PAGES


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    that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any jurisdiction;

         (v) notify each seller of any such Restricted Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period mentioned in subdivision (ii) of this paragraph 11H, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, each such seller shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Company if requested to do so by it), and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Restricted Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

         (vi) furnish to each holder for which Restricted Securities are registered or are to be registered at the time of the disposition of such Restricted Securities by such holder, a signed copy of an opinion of counsel (which counsel shall be reasonably acceptable to, and which opinion shall be reasonably satisfactory in form and substance to, such holder) to the effect that: (a) a registration statement covering such Restricted Securities has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, (b) said registration statement and the prospectus contained therein comply as to form in all material respects with the requirements of the Securities Act, and (after due inquiry) such counsel has no reason to believe that either said registration statement or such prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of such prospectus, in light of the circumstances under which they were made) not misleading,

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    (c) after due inquiry said counsel knows of no legal or governmental proceedings required to be described in said registration statement or prospectus which are not described as required, or of any contracts or documents of a character required to be described in said registration statement or prospectus or to be filed as an exhibit to said registration statement or to be incorporated by reference therein which is not described and filed as required, (d) no stop order has been issued by the Commission suspending the effectiveness of such registration statement and, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are pending or threatened, and (e) the applicable provisions of the securities or Blue Sky laws of each state in which the Company shall be required, pursuant to clause (iv) of this paragraph 11G, to register or qualify such Notes or Restricted Securities, have been complied with, assuming the accuracy and completeness of the information furnished to such counsel with respect to each filing relating to such laws; it being understood that such opinion may contain such qualifications and assumptions as are customary in the rendering of similar opinions, and that such counsel may rely, as to all factual matters treated therein, on certificates of the Company (copies of which shall be delivered to such holder).

The Company may require each seller of any Restricted Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such Restricted Securities as the Company may from time to time request in writing and as shall be required by law to effect such registration.

         11H. TERMINATION OF RESTRICTIONS. All restrictions imposed by paragraph 11 hereof upon the transferability of Notes or Restricted Securities shall cease and terminate as to any particular Notes or Restricted Securities,
(a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (b) when, in the opinion of counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act. Whenever such restrictions shall terminate as to any Notes or Restricted Securities, the holder thereof shall be entitled to receive from the Company without expense a new certificate or certificates representing such securities not bearing the legend set forth in paragraph 11B hereof.

         11I. INDEMNIFICATION.    In the event of any registration of any
Restricted Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such securities and its directors and officers and each underwriter of such securities and each

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other person, if any, who controls such seller or underwriter within the meaning the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, each such director and officer, each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller, officer or director, underwriter or controlling person specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect irrespective of any investigation by any person indemnified above.

         (b) The Company may require, as a condition to including any Restricted Securities in any registration statement filed pursuant to paragraph 11 hereof, that the Company shall have received an undertaking satisfactory to it from the prospective seller and underwriter of such securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this paragraph 11J, but only to an amount, with respect to such prospective seller, not in excess of the gross proceeds realized by such seller from the sale of Restricted Securities registered pursuant to such registration statement) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter, specifically for use in the preparation of such

                                 PAGE 77 OF 100 PAGES


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registration statement, preliminary prospectus, final prospectus, amendment or supplement.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this paragraph 11J, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this paragraph 11J, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expense subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         11J. AVAILABILITY OF INFORMATION. The Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act applicable to it and shall use its best efforts to comply with all other public information reporting requirements of the Commission (including reporting requirements which serve as a condition to utilization of Rule 144 promulgated by the Commission under the Securities Act) applicable to it from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Notes or Restricted Securities. The Company will also cooperate with each holder of any Notes or Restricted Securities in supplying such information and documentation as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Notes or Restricted Securities.

         11K. DURATION OF OBLIGATIONS. The obligations of the Company under paragraph 11 hereof, and the obligations under paragraph 11I hereof of the Company and any seller of Restricted Securities becoming obligated thereunder, shall continue for so long as any Notes or Restricted Securities

                                 PAGE 78 OF 100 PAGES


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shall be outstanding, except as otherwise provided in paragraph 11 hereof.

         12. DEFINITIONS. For the purpose of the Agreements, the following terms shall have the following respective meanings:

         "AFFILIATE" shall mean, with respect to any Person, any person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "ADDITIONAL CONSIDERATION SHARES" shall have the meaning set forth in paragraph 2B(b) hereof.

         "CAN $" shall mean Canadian dollars.

         "CHANGE IN CONTROL EVENT" shall be deemed to have occurred upon, (i) the acquisition by any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership, direct or indirect, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities, (ii) the acquisition of the Company, or all or substantially all of its assets, by, or the combination of the Company or all or substantially all of its assets, with, another "person" (as defined above), unless the acquiring or surviving "person" shall be a corporation more than 50% of the combined voting power of which corporation's then outstanding securities, after such acquisition or combination, are owned, immediately after such acquisition or combination, by the owners of the voting securities of the Company outstanding immediately prior to such acquisition or combination or (iii) for a period commencing on the First Closing Date and ending on the fifth anniversary thereof, any of two out of Jeffrey M. Barnett, Peter J. Barnett or George W. Pitman shall cease to be actively employed by the Company or cease to spend substantially all of his business time to the management and control of the affairs of the Company.

         "COMMISSION" shall mean the Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

         "COMMON STOCK" shall mean and include the Company's presently authorized Common Shares, without par value, as constituted on the date hereof, and, when used in paragraph 9 or 11 hereof, shall also mean and include any capital stock of any class of the Company hereafter authorized which shall not

                                 PAGE 79 OF 100 PAGES
be either (i) limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to receive dividends and to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, or (ii) redeemable at any time by the Company, or both; PROVIDED, HOWEVER, that the shares issuable upon conversion of the Notes shall include only shares of capital stock of the Company designated as Common Shares on the date hereof or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 9G, which are not limited to any such fixed sum or percentage of par value and are not so redeemable by the Company.

         "CONSOLIDATED NET TANGIBLE ASSETS" shall mean as of any date an amount equal to the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) of all assets of the Company and its consolidated Subsidiaries as shown on the balance sheet of the Company and its consolidated Subsidiaries at such date, less the sum of the following (but without duplication): (a) the amount, if any, at which intangible assets (including without limitation goodwill, trade names, trademarks, patents and organization expenses) and unamortized debt discount and expenses appear on such balance sheet, (b) the amount of any write-up of fixed assets after the date of this Agreement, (c) investments in and advances to any Subsidiaries, (d) Restricted Investments, valued at the book value thereof, and (e) all liabilities other than long-term deferred taxes and minority interests, if any.

         "CONVERSION PRICE" shall have the meaning set forth in paragraph 9A hereof.

         "CONVERSION SHARES" shall have the meaning set forth in paragraph 9A hereof.

         "CONVERTIBLE SECURITIES" shall have the meaning set forth in paragraph 9D(1) hereof.

         "CURRENT INDEBTEDNESS" shall mean, as of any date, with respect to any Person, all liabilities for borrowed money and all liabilities secured by any Lien existing on property owned by such Person whether or not such liabilities have been assumed and all liabilities, contingent or otherwise, as guarantor or otherwise, with respect to borrowed money or otherwise, which, in any case, are payable on demand or within one year from the date of determination, except any such liabilities which are renewable or extendible at the option of the debtor to a date more than one year from the date of determination.

         "DEFINED RATE" shall mean the greater of (i) 9% and (ii) the prime or base rate as determined by the Wall Street Journal, or successor thereto, from time to time PLUS 500

                                 PAGE 80 OF 100 PAGES
basis points; PROVIDED, HOWEVER, that if the foregoing is in excess of the maximum interest rate permitted by applicable law, then the term "Defined Rate" shall mean the Maximum interest rate permitted by applicable law.

         "DOLLAR" or "U.S. $" or "U.S. dollars" or "$" shall mean United States dollars.


         "EARNINGS BEFORE DEPRECIATION, INTEREST AND TAXES" shall mean, for any fiscal period of the Company and its consolidated Subsidiaries, the sum of the following: (i) net income (or loss) before provision for income taxes, (ii) depreciation and amortization (including amounts attributable to good will, costs of issuance of debt outstanding, expenses of organization, non-competition agreements, patents and trademarks, and discounts related to subordinated debt), and (iii) interest expense, all determined with respect to the Company on a consolidated basis in accordance with Canadian generally accepted accounting principles.

         "ENVIRONMENTAL LAWS" shall have the meaning set forth in paragraph 7S hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" shall mean any entity required to be aggregated with the Company or any Subsidiary under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended.

         "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 6, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


         "FUNDED INDEBTEDNESS" shall mean, as of any date, with respect to any Person, without duplication:

         (a)  its liabilities for borrowed money, other than Current
    Indebtedness;

         (b) liabilities secured by any Lien existing on property owned by such Person (whether or not such liabilities have been assumed), other than Current Indebtedness;

                                 PAGE 81 OF 100 PAGES

         (c) obligations other than Current Indebtedness of such Person, contingently or otherwise, as obligor, guarantor or otherwise, under any lease of real or personal property or comparable arrangement with respect to use or title which are required by generally accepted accounting principles to be capitalized;

         (d) obligations other than Current Indebtedness of such Person, contingently or otherwise, as guarantor or otherwise, under any arrangement with respect to liabilities for borrowed money which, if the Company were the obligor, would represent Funded Indebtedness or which are required by generally accepted accounting principles to be capitalized; and

         (e) any other obligations (other than deferred taxes) which are required by generally accepted accounting principles to be shown as liabilities on its balance sheet and which are payable or remain unpaid more than one year from the date of determination thereof.

         "GE PARTNERSHIP" shall have the meaning set forth in paragraph 5D hereof.

         "HAZARDOUS SUBSTANCES" shall have the meaning set forth in paragraph 7S hereof.

         "INDEBTEDNESS" shall mean the sum of Current Indebtedness and Funded Indebtedness.

         "LIEN" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property, except any such usual or normal reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases or other title exceptions or encumbrances affecting property that are not disruptive to the use of such property in the ordinary course of business. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

         "MARKET PRICE" shall have the meaning set forth in paragraph 9D(8) hereof.

                                 PAGE 82 OF 100 PAGES

         "MATURITY DATE" shall mean November 30, 2005.

         "MULTIEMPLOYER PLAN" means a plan which is a Multiemployer Plan as defined in Section 4001(a)(3) of ERISA.

         "NET WORTH" shall mean, at any date, the net value of the Company's or its successor's assets less the aggregate amount of the Company's or its successor's, as applicable, liabilities, in each case as set forth on the balance sheet of the Company or its successor as of such date.

         "NEW LOCATIONS" shall have the meaning set forth in paragraph 3H(c) hereof.

         "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its Chairman of the Board, its President, one of its Vice Presidents or its Treasurer.

         "PERSON" shall mean and include an individual, a corporation, an association, a partnership, a trust or estate, a government or any department or agency thereof.

         "PRINCIPAL" shall mean any of Jeffrey M. Barnett, Peter J. Barnett or George W. Pitman.

         "PURCHASED SHARES" shall have the meaning set forth in paragraph 2B(c) hereof.

         "REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of or compliance with paragraph 11 hereof, including without limitation all registration and filing fees, all fees and expenses of complying with securities or Blue Sky laws (except to the extent that such fees and expenses are required by applicable law to be paid by the selling shareholders), all printing expenses, the fees and disbursements of counsel for the Company and of independent public accountants, the reasonable fees and disbursements of one counsel per registration retained by all holders of Restricted Securities being registered (such counsel to be satisfactory to the holders of a majority of the Share Equivalents of the Restricted Securities being registered) and the expenses of any special audits required by or incident to such performance and compliance (but excluding underwriting discounts and commissions and transfer taxes, if any).

         "RESTRICTED ACTION" shall have the meaning set forth in paragraph 11A hereof.

         "RESTRICTED PAYMENTS" shall have the meaning set forth in paragraph 5B hereof.

         "RESTRICTED SECURITIES" shall mean at any time (a) the Common Stock previously issued or, unless the context

                                 PAGE 83 OF 100 PAGES
otherwise requires, issuable upon conversion of the Notes, (b) any Common Stock issued subsequent to the conversion of any of the Notes as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock issued upon such conversion, (c) any Common Stock issued, or, unless the context otherwise requires, issuable upon the exercise of the Warrants, (d) the Purchased Shares, and (e) the Additional Consideration Shares; PROVIDED, HOWEVER, that immediately after and throughout the period during which the restrictions on the transferability of such Common Stock shall have ceased and terminated in accordance with paragraph 11 hereof, the same shall cease to be Restricted Securities. Where the context so requires, "holders of Restricted Securities" shall include holders of Notes convertible into Restricted Securities.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

         "SENIOR INDEBTEDNESS" shall have the meaning set forth in paragraph 10 hereof.

         "SHARES" shall mean the shares of Common Stock issued pursuant to this Agreement, including without limitation such shares issued upon conversion of the Notes or exercise of the Warrants.

         "SHARE EQUIVALENTS" of any Restricted Securities or the Notes shall mean the number of shares of Common Stock included among such Restricted Securities or upon conversion of the Notes.

         "STOCKHOLDERS' EQUITY" for the purposes of paragraph 5E hereof shall mean as at any time the sum of (1) stockholders' equity, as set forth on the most recent audited balance sheet of the Company, the aggregate principal amount then outstanding of any notes due to shareholders of the Company described on Exhibit 7D hereof, provided such notes are subordinate in right of payment to the Notes, and the aggregate principal amount of any Notes then outstanding.

         "SUBSIDIARY" shall mean a corporation of which the Company owns, directly or indirectly, more than 50% of the shares of stock entitled to vote in the election of directors (excluding shares so entitled to vote only upon a failure to pay dividends or other contingencies).

         "WARRANT" shall have the meaning set forth in paragraph 2C hereof.



                                 PAGE 84 OF 100 PAGES

         13.  MISCELLANEOUS.

         13A. NOTE PAYMENTS. The Company agrees that, so long as you shall hold any Note, it will make payments of principal thereof and interest and premium, if any, thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to your account at State Street Bank and Trust Company, Boston, MA, ABA: 021 000 028, Acct: 2564-7819,
Ref: 8X32 - GEIPPPII, or such other account in the United States of America as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. The Company agrees to afford the benefits of this paragraph to any institutional investor of recognized standing which is the direct or indirect transferee of any Note purchased by you hereunder.

         13B. EXPENSES. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save you harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including all taxes (including any intangible personal property tax, together in each case with interest and penalties, if any, and also including any filing fees payable to any governmental authority, and any income tax payable by you in respect of any reimbursement for any such tax or fee) which may be payable in respect of the execution and delivery of this Agreement or the execution, delivery or acquisition of any Note or any Warrant issued under or pursuant to this Agreement or any Common Stock issued under or pursuant to this Agreement or issuable upon conversion or exercise, as applicable, of any such Notes or Warrants, printing costs, if any, and the reasonable fees and expenses of your special counsel in connection with this Agreement, any subsequent modification thereof or consent thereunder (including any proposed modification or consent, whether or not finalized) and any of the foregoing transactions contemplated by this Agreement, the cost and fees and expenses of any investment banks and advisers incurred in connection with transactions related to the execution of this Agreement and the issuance of the Notes the Additional Consideration Shares, the Purchased Shares and the Warrants, and the cost and expenses, including reasonable attorney's fees, incurred by you in enforcing any of your rights hereunder, including without limitation costs and expenses incurred in any bankruptcy case. Registration Expenses shall be borne as provided in paragraph 11 hereof. The obligations of the Company under this paragraph shall survive transfer by you and payment or conversion of any Note, exercise of any Warrant and transfer by you of any Common Stock.

         13C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act given by the holder or holders of at least 66-2/3% of the aggregate principal amount

                                 PAGE 85 OF 100 PAGES
of the Notes at the time outstanding, except that, without the written consent of the holder or holders of all the Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to, any Note, or affect the time or amount of any required prepayments or repurchases, or adversely affect the conversion rights, or modify the subordination provisions in a manner adverse to the holders of Notes, or reduce the proportion of the principal amount of the Notes required with respect to any consent, except that the provisions of paragraph 11 hereof may not be amended without the consent of (i) holders of at least 66-2/3% of the shares of Common Stock constituting Restricted Securities at the time issued or issuable upon conversion of all Notes or exercise of the Warrants then outstanding (which aggregate number of shares shall at all times include the number of shares which would be issuable if all then outstanding Notes and Warrants were being converted at the Conversion Price or Exercise Price then in effect, with such shares being deemed to be held, respectively, by the holders of such unconverted Notes and Warrants) and (ii) holders of at least 66-2/3% of the Warrants at the time outstanding. Any consideration given to any holder to obtain his consent shall be given PRO RATA to all such holders of a Note or Notes whether or not they give consent. Each holder of any Note or Warrant at the time or thereafter outstanding (or of shares of Common Stock entitled to any rights hereunder) shall be bound by any consent authorized by this paragraph, whether or not such Note or Warrant shall have been marked to indicate such consent, but any Note or Warrant issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note or Warrant nor any delay in exercising any rights hereunder or under any Note or Warrant shall operate as a waiver of any rights of any holder of such Note or Warrant, as applicable. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.


         13D. NOTICES TO SUBSEQUENT HOLDER. If any Note or Warrant shall have been transferred to another holder pursuant to paragraph 13E and such holder shall have designated in writing the address to which communications with respect to such Note or Warrant, as applicable shall be mailed, all notices, certificates, requests, statements and other documents required or permitted to be delivered to you by any provision hereof shall also be delivered to each such holder.

         13E. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable only as registered Notes without coupons in the denominations of $100,000 and integral multiples of $5,000 in excess of $100,000 for such Note. The Company shall keep at its principal office a

                                 PAGE 86 OF 100 PAGES
register in which the Company shall provide for the registration of Notes and of transfers of Notes and Warrants. Upon surrender of any Note or Warrant for registration of transfer in compliance with the terms of this Agreement at the office of the Company, the Company shall, at its expense (other than for transfer taxes, if any), execute and deliver one or more new Notes or Warrants, as applicable of like tenor and of a like aggregate principal amount registered in the name of the designated transferee or transferees. At the option of the holder of any Note or Warrant, such Note or Warrant may be exchanged for other Notes or Warrants of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note or Warrant to be exchanged at the office of the Company. Whenever any Notes are so surrendered for exchange, the Company or such transfer agent shall, at the Company's expense (other than for transfer taxes, if any), execute and deliver the Notes which the holder of Notes or Warrants making the exchange is entitled to receive. Every Note or Warrant presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or Warrant or his attorney duly authorized in writing. Any Note or Notes or Warrant or Warrants issued in exchange for any Note or Warrant or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note or Warrant so exchanged or transferred, so that neither gain nor loss of interest to accrue shall result from any such transfer or exchange. Upon receipt of written notice or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note or Warrant and, in the case of any such loss, theft, or destruction, upon receipt of your unsecured indemnity agreement, or, in the case of any other holder of a Note or Notes or warrant or Warrants, other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note or Warrant, the Company will make and deliver a new Note or Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note or Warrant.

         13F. PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note or Warrant is registered as the owner and holder of such Note or Warrant for the purpose of receiving payment of principal of and interest and premium (if any) in the case of on such Note and for all other purposes whatsoever in the case of such Note or Warrant, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

         13G. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES. All representations, warranties and indemnities contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement, the Common Stock issued under or pursuant to this

                                 PAGE 87 OF 100 PAGES

Agreement the Notes and the Warrants, regardless of any investigation made by you or on your behalf.

         13H. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         13I. NOTICES. All notices and other communications provided for or given or made hereunder shall be effective when sent by first class mail (or registered mail, if required) and, if to you, at GE Investment Management Incorporated, c/o General Electric Investment Corporation, 3003 Summer Street, Stamford, Connecticut 06904, directed to GE Investment Private Placement Partners II, a Limited Partnership, and if to the Company, at its offices at the address set forth on page 1 hereof, Attention: Michael M. Pastore, or to such other address with respect to either party as such party shall notify the other in writing.

         13J. ACCOUNTING TERMS. Unless otherwise set forth herein, all accounting terms and provisions in this Agreement shall be construed to be as determined in accordance with generally accepted accounting principles in Canada then in effect.

         13K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you, the determination of such satisfaction shall be made by you in your sole and exclusive judgment exercised in good faith.

         13L. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. This Agreement may not be changed orally, but (subject to the provisions of paragraph 13C) only by an agreement in writing signed by the party against whom enforcement is sought.

         13M. HEADINGS; TABLE OF CONTENTS. The descriptive headings of the several paragraphs of this Agreement and the table of contents are inserted for convenience only and do not constitute a part of this Agreement.

         13N. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                                 PAGE 88 OF 100 PAGES

         13O. NON EXCLUSIVITY OF REMEDIES AND SPECIFIC PERFORMANCE. The rights and remedies of any of the parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provisions of this Agreement. Each of the parties confirms that damages at law may be an inadequate remedy for breach or threat of breach of any provisions of this Agreement. The respective rights and obligations arising out of or under this Agreement shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing in this Agreement is intended to limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threat of breach of any provision of this Agreement, it being the intention by this paragraph to make clear that under this Agreement the respective rights and obligations of the parties shall be enforceable in equity as well as at law or otherwise.

         13P. NON BUSINESS DAYS. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Agreement, shall not be a business day, such payment may be made or act performed or right exercised on the next succeeding business day, with the same force and effect as if done on the nominal date provided in this Agreement, except that interest shall accrue and be payable for the period after such nominal date.

                                 PAGE 89 OF 100 PAGES

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.

                                            Very truly yours,

                                            ELEPHANT & CASTLE GROUP INC.


                                            By: /s/ Jeffrey H. Barnett
                                               ---------------------------
                                             Name:  Jeffrey H. Barnett
                                             Title: President and C.E.O.


The foregoing Agreement is hereby accepted as of the date first above written.

GE INVESTMENT PRIVATE PLACEMENT PARTNERS II, a LIMITED PARTNERSHIP

By:  GE Investment Management Incorporated
     Its: General Partner


     By: /s/ John H. Myers
       --------------------------------
        Name:  John H. Myers
        Title: Executive Vice President



The undersigned have executed this Agreement solely for purposes of acknowledging paragraph 5Z hereof.


  /s/ Jeffrey M. Barnett
------------------------------
     Jeffrey M. Barnett


  /s/ Peter J. Barnett
------------------------------
     Peter J. Barnett


  /s/ George W. Pitman
------------------------------
     George W. Pitman


                                 PAGE 90 OF 100 PAGES

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------



                                   AMENDMENT NO. 1

                               dated as of May 31, 1996

                                          to

                      NOTE, STOCK PURCHASE AND WARRANT AGREEMENT

                            dated as of November 30, 1995


                                       Between

                             ELEPHANT & CASTLE GROUP INC.


                                         and

                           GE INVESTMENT PRIVATE PLACEMENT
                          PARTNERS II, A LIMITED PARTNERSHIP



        ----------------------------------------------------------------------
        ----------------------------------------------------------------------

                                 PAGE 91 OF 100 PAGES

                                   AMENDMENT NO. 1
                                          TO
                      NOTE, STOCK PURCHASE AND WARRANT AGREEMENT
                      ------------------------------------------
                            dated as of November 30, 1995



         THIS AMENDMENT NO. 1 dated as of May 31, 1996, (this "Amendment") to the Agreement (as defined below) is entered into between Elephant & Castle Group Inc. (the "Company") and GE Investment Private Placement Partners II, a Limited Partnership ("GEIPPPII").

                                 W I T N E S S E T H:


         WHEREAS, the Company and GEIPPPII have entered into that certain Note, Stock Purchase and Warrant Agreement dated as of November 30, 1995 (the "Agreement");

         WHEREAS, capitalized terms unless otherwise defined herein shall have the meaning attributed thereto in the Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and GEIPPPII hereby agree as follows:

         1. AMENDMENT. (a) Paragraph 9A(a) of the Agreement is hereby amended by deleting the words "at a price equal to $ 8.00, which shall be calculated as follows: the lesser of (a) $8.00 per share and (b) the average closing price per share of Common Stock on all exchanges on which the Common Stock may at the time be listed or the final bid price on the NASDAQ National Market System or NASDAQ over-the counter-market, in each such case, for the fifteen consecutive trading days ended on the trading day immediately prior to the First Closing Date (the "Conversion Price")" and by inserting in lieu thereof the following:

 "at a price (the "Conversion Price") equal to: (i) in the case of the Notes issued pursuant to the First Closing, $6.00 per share, PROVIDED, HOWEVER, that if the average closing price for a share of Common Stock on all exchanges on which the Common Stock may at the time be listed or the final bid price on the NASDAQ National Market System or NASDAQ over-the counter-market shall be equal to or greater than $12.00 per share for each of the thirty (30) consecutive trading days prior to the date of conversion, then such Conversion Price shall be equal to $8.00 per share, (ii) in the case of the Notes issued pursuant to the Second Closing, the lesser of (x) $6.00 per share and (y) the greater of (A) $5.00 per share and (B) the Market Price on the Second Closing Date and (iii) in the case of the Notes issued pursuant to the Third Closing,

                                 PAGE 92 OF 100 PAGES
the lesser of (x) $6.00 per share and (y) the greater of (A) $5.00 per share and
(B) 85% of the Market Price on the Third Closing Date, PROVIDED, HOWEVER, that if the Third Closing is held on or prior to June 30, 1998 and the Conversion Price specified in paragraph 9A(a)(iii) hereof applicable to the Notes issued pursuant to the Third Closing, is less than the Conversion Price specified in paragraphs 9A(a)(i) hereof applicable to the Notes issued pursuant to the First Closing or 9A(a)(ii) hereof applicable to the Notes issued pursuant to the Second Closing, then the Conversion Price applicable to the Notes issued pursuant to the First Closing and Second Closing shall be adjusted to equal the Conversion Price specified in such paragraph 9A(a)(iii)."

         (b)  Exhibit B to the Agreement is hereby deleted in its entirety and
Schedule 1 attached hereto is hereby inserted in lieu thereof.

         2.REISSUANCE OF THE WARRANTS. Simultaneously herewith, the Company acknowledges that GEIPPPII has surrendered for cancellation the Warrants issued to GEIPPPII pursuant to the Agreement and GEIPPPII acknowledges that the Company has delivered to GEIPPPII the new Warrants substantially in the form of Schedule 1 attached hereto.

         3. EFFECTIVENESS. This Amendment shall become effective on the date first written above.

         4. RECONFIRMATION. The Company and GEIPPPII hereby reconfirm their rights and obligations under the Agreement as amended and restated hereby.

         5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

         6. GOVERNING LAW. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                                 PAGE 93 OF 100 PAGES

         IN WITNESS WHEREOF, the Company and GEIPPPII have each caused this Amendment to be duly executed and delivered as of the day and year first above written.


              GE INVESTMENT PRIVATE PLACEMENT
                   PARTNERS II, A LIMITED PARTNERSHIP

                   By: General Electric Investment Management,
                   its general partner

                   By:
                       ----------------------------------------
                        Name:
                        Title:


              ELEPHANT & CASTLE GROUP INC.


                   By:
                       -----------------------------------------
                        Name:
                        Title:

                                 PAGE 94 OF 100 PAGES

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------


                                   AMENDMENT NO. 2

                              dated as of March 14, 1997

                                          to

                     NOTE, STOCK PURCHASE AND WARRANT AGREEMENT

                            dated as of November 30, 1995


                                       Between

                             ELEPHANT & CASTLE GROUP INC.


                                         and

                           GE INVESTMENT PRIVATE PLACEMENT
                          PARTNERS II, A LIMITED PARTNERSHIP


     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

                                 PAGE 95 OF 100 PAGES

                                   AMENDMENT NO. 2
                                          TO
                     NOTE, STOCK PURCHASE AND WARRANT AGREEMENT
                            dated as of November 30, 1995


         THIS AMENDMENT NO. 2 dated as of March 14, 1997, (this "Amendment") to the Agreement (as defined below) is entered into between Elephant & Castle Group Inc. (the "Company") and GE Investment Private Placement Partners II, a Limited Partnership ("GEIPPPII").

                                 W I T N E S S E T H:


         WHEREAS, the Company and GEIPPPII have entered into that certain Note, Stock Purchase and Warrant Agreement dated as of November 30, 1995, as amended by Amendment No.1 dated as of May 31, 1996 (the "Agreement");

         WHEREAS, capitalized terms unless otherwise defined herein shall have the meaning attributed thereto in the Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and GEIPPPII hereby agree as follows:

         1. AMENDMENT.   Paragraph 2A(b) of the Agreement is hereby amended (i)
by deleting the words "June 30, 1996" and by inserting in lieu thereof the words "February 28, 1997" and (ii) by deleting the words "$3,000,000 principal amount" and by inserting in lieu thereof the words "$2,000,000 principal amount".

    (b) Paragraph 2A(c) of the Agreement is hereby amended (i) by deleting the words "August 15, 1997" and by inserting in lieu thereof the words "June 30, 1998" and (ii) by deleting the words "$3,000,000 principal amount" and by inserting in lieu thereof the words "$4,000,000 principal amount".

    (c) Paragraph 2B(b)(iii) is hereby amended (i) by inserting immediately after the words "being outstanding," in such Paragraph 2B(b)(iii) the word "(A)" and (ii) by inserting immediately after the words "forty-two months after the First Closing Date" the words "and (B) 6,500 shares of Common Stock on each of
(i) March 31, 1997, and (ii) June 30, 1997 and (C) 6,500 shares of Common Stock for each three month period ending September 30, December 31, March 31 and June 30, respectively, beginning September 30, 1997, during which there shall have occurred and been continuing for any portion of such period a Default; the Company shall deliver to you such shares within forty-five (45) days following the last day of



                                 PAGE 96 OF 100 PAGES
any such applicable three month period, but not later than ten (10) days after the determination that a Default existed as of the last day of any such applicable three month period. Additional Consideration Shares shall not be considered interest payments for purposes of determining compliance with any covenant contained in this Agreement."

    (d) Paragraph 3H is hereby amended by deleting the words "CAN $4,000,000 in Earnings Before Depreciation, Interest and Taxes for the twelve month period ending June 30, 1997" and by inserting in lieu thereof the words "CAN $3,750,000 in Earnings Before Interest, Taxes, Depreciation and Amortization for the twelve month period ending April 30, 1998".

    (e)Paragraph 5D is hereby amended by deleting the words "up to two (2) Persons" and by inserting in lieu thereof the words "up to three (3) Persons".

    (f)Paragraph 5E is hereby amended by deleting the words "4.0 to 1.0 from and after January 1, 1997 to and including December 31, 1997;" and by inserting in lieu thereof the words "4.0 to 1.0 from and after September 30, 1997 to and including December 31, 1997;".

    (g)Paragraph 5J is hereby amended (x) by deleting the word "or" at the end of Subparagraph (g) thereof, (y) by deleting the period at the end of Subparagraph (h) thereof and by inserting in lieu thereof the words ";or" and
(z) by inserting at the end of such Paragraph 5J a new Subparagraph (i) which shall read in full as follows:

    "(i) investments in any Canadian Rainforest Restaurant, provided that the principal facility lease and license for such Canadian Rainforest Restaurant shall have been previously approved by you in writing."

    (h)Paragraph 5U is hereby amended (i) by deleting the words "CAN $21,000,000" in such Paragraph 5U and by inserting in lieu thereof the words "CAN $15,750,000" and (ii) by deleting the words "January 1, 1996" in such Paragraph 5U and by inserting in lieu thereof the words "January 1, 1997".

    (i)Article 5 is hereby amended by adding at the end of Paragraph 5Z a new Paragraph 5AA which shall read in full as follows:

    "5AA.     GENERAL AND ADMINISTRATIVE EXPENSES.  So long as any Note shall remain outstanding, the Company will not permit (i) General and Administrative Expenses for the six month period commencing January 1, 1997 and ending June 30, 1997, to exceed CAN $1,125,000 in the aggregate or (ii) General and Administrative Expenses for the twelve month period commencing January 1, 1997 and ending December 31, 1997, to exceed CAN $2,144,000 in the aggregate.

                                 PAGE 97 OF 100 PAGES

    (j)Paragraph 6(vii) is hereby amended by deleting the words "and (y)" in such Paragraph 6(vii) and by inserting in lieu thereof the words "(y) paragraph 5AA by an amount equal to or greater than $50,000 and (z)".

    (k)Paragraph 12 is hereby amending by (x) by deleting the words "Earnings Before Depreciation, Interest and Taxes" in the definition thereof and by inserting in lieu thereof the words "Earnings Before Interest, Taxes, Depreciation and Amortization", (y) by deleting in such definition the words "and (iii) interest expense" and by inserting in lieu thereof, the words "(iii) interest expense, and (iv) General and Administrative Expenses relating to Canadian Rainforest Restaurants until the earlier of (A) the fiscal year ending December 31, 1997 and (B) the opening of a New Location," and (z) inserting in proper alphabetical order the following definitions:

    ""GENERAL AND ADMINISTRATIVE EXPENSES" shall mean an amount equal to general and administrative expenses of the Company as set forth on the Company's unaudited consolidated quarterly financial statements other than such general and administrative expenses relating to Canadian Rainforest Restaurants.

    "CANADIAN RAINFOREST RESTAURANT" shall mean any restaurant that is owned and operated by Canadian Rainforest Restaurants, Inc., a Canadian federal corporation. All such restaurants shall be collectively referred to herein as "Canadian Rainforest Restaurants"."

    (l)The Agreement is hereby amended by deleting the words "Earnings Before Depreciation, Interest and Taxes" in each instance in which such words appear in the Agreement and by inserting in lieu thereof the words "Earnings Before Interest, Taxes, Depreciation and Amortization".

         2. EFFECTIVENESS. This Amendment shall become effective on the date first written above.

         3. RECONFIRMATION. The Company and GEIPPPII hereby reconfirm their rights and obligations under the Agreement as amended and restated hereby.

         4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

         5. GOVERNING LAW. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                 PAGE 98 OF 100 PAGES

         IN WITNESS WHEREOF, the Company and GEIPPPII have each caused this Amendment to be duly executed and delivered as of the day and year first above written.


              GE INVESTMENT PRIVATE PLACEMENT
                   PARTNERS II, A LIMITED PARTNERSHIP

                   By: General Electric Investment Management, its general
                   partner

                   By: /s/ Michael M. Pastore
                      ----------------------------------------------
                        Name: Michael M. Pastore
                        Title: Vice President


              ELEPHANT & CASTLE GROUP INC.


                   By: /s/ Jeffrey M. Barnett
                      ----------------------------------------------
                        Name: Jeffrey M. Barnett
                        Title: President


                                 PAGE 99 OF 100 PAGES